AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

SWOOSH, LLC

June 30, 2015

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

Section 1.1	Definitions	1
Section 1.2	Construction	8

ARTICLE II

ORGANIZATION

Section 2.1	Formation	8
Section 2.2	Name	9
Section 2.3	Principal Office	9
Section 2.4	Registered Office; Registered Agent	9
Section 2.5	Purpose; Powers	9
Section 2.6	Term	9

ARTICLE III

CAPITAL AND INTERESTS; MEMBERS

ARTICLE IV

DISTRIBUTIONS AND WITHHOLDING

Section 4.1	Distributions	13
Section 4.2	Tax Withholding	14

ARTICLE V

ALLOCATIONS AND ACCOUNTING

i

Section 5.8	Accounting	21
Section 5.9	Changes in Percentage Interests	21

ARTICLE VI

MANAGEMENT OF THE COMPANY

ARTICLE VII

MEETINGS OF MEMBERS; ELECTION OF CLASS X DIRECTORS

ARTICLE VIII

INDEPENDENT DIRECTORS

Section 8.1	Annual Meeting of Independent Directors; Election of Independent Directors	32
Section 8.2	Removal of Independent Directors	33
Section 8.3	Vacancies in Independent Board Seats	33
Section 8.4	Qualifications of Independent Directors	34

ARTICLE IX

PROTECTORS

Section 9.1	The Protectors	35
Section 9.2	The Power of the Protectors to Remove and Replace Independent Directors	35
Section 9.3	Removal of Protectors by Board and Protector Action	37
Section 9.4	Designation of Successor Protectors	37

ARTICLE X

INDEMNIFICATION AND EXCULPATION OF LIABILITY; STANDARDS OF CONDUCT

Section 10.1	Indemnification	38
Section 10.2	Exculpation of Liability of Indemnitees	44
Section 10.3	Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties	44
Section 10.4	Outside Activities	47

ARTICLE XI

TRANSFERS

ARTICLE XII

DISSOLUTION AND LIQUIDATION

Section 12.1	Dissolution	53
Section 12.2	Liquidator	53
Section 12.3	Liquidation	53
Section 12.4	Cancellation of Certificate of Formation	54
Section 12.5	Return of Contributions	54
Section 12.6	Waiver of Partition	54
Section 12.7	Capital Account Restoration	54

ARTICLE III

AMENDMENTS

Section 13.1	Amendments Prior to Board Appointment	55
Section 13.2	General Amendments Following the Board Appointment	55
Section 13.3	Super-Majority Amendments Following the Board Appointment	55
Section 13.4	Amendments to be Adopted Solely by the Board of Directors	55
Section 13.5	Amendment Requirements	56

ARTICLE XIV

MISCELLANEOUS

Section 14.15	Remedies Cumulative	60
Section 14.16	Determination of Disability	61
Section 14.17	Counterparts	61

SWOOSH, LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY

AGREEMENT

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF SWOOSH, LLC, is entered into as of June 30, 2015, by and among Philip H. Knight (“PHK”), Swoosh Holdings, LLC, a Delaware limited liability company, and Swoosh, LLC, a Delaware limited liability company (the “Company”).

ARTICLE I
DEFINITIONS

Section 1.1.  Definitions.

The following definitions will apply to the capitalized terms used in this Agreement unless otherwise clearly indicated to the contrary.

“Act of the Class X Member(s)” and “Approval of the Class X Member(s)” means, with respect to any matter, the action of the Class X Member(s) pursuant to Section 7.6.

“Adjusted Capital Account Deficit”  means, with respect to any Member, the negative balance, if any, in such Member’s Capital Account as of the end of any relevant fiscal year of the Company, determined after giving effect to the following adjustments:  (i) credit to such Capital Account any portion of such negative balance which such Member is treated as obligated to restore to the Company pursuant to the provisions of Section 1.704-1(b)(2)(ii)(c) of the Regulations, or is deemed to be obligated to restore to the Company pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

“Adjusting Event” has the meaning given in Section 5.2.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Amended and Restated Limited Liability Company Agreement of Swoosh, LLC, as it may be amended, supplemented or restated from time to time.

“Board” means the Board of Directors.

“Board Appointment” has the meaning assigned to such term in Section 6.2(a).

“Board of Directors” has the meaning assigned to such term in Section 6.2(a).

“Business Day” means Monday through Friday of each week, except that any day on which banks located in the State of Oregon are authorized or obligated to close will not be regarded as a Business Day.

“Capital Account” has the meaning given in Section 5.04.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 2.1(a), as such Certificate of Formation may be amended, supplemented or restated from time to time.

“Chairman of the Board” has the meaning given in Section 6.2(h).

“Class A Shares” means shares of NIKE Class A Common Stock.

“Class X Board Seat” has the meaning given in Section 6.2(b).

“Class X Director” means a Director holding a Class X Board Seat.

“Class X Member” means any Person (i) who has become a Member pursuant to the terms of this Agreement, and (ii) is the owner of one or more Class X Units.

“Class X Unit” means a Unit representing a fractional part of the Interests of all Members (and to the extent they are treated as Members hereunder, Transferees) having the rights and obligations specified with respect to Class X Units in this Agreement.

“Class Y Member” means any Person (i) who has become a Member pursuant to the terms of this Agreement, and (ii) who is the owner of one or more Class Y Units.

“Class Y Unit” means a Unit representing a fractional part of the Interests of all Members (and to the extent they are treated as Members hereunder, Transferees) having the rights and obligations specified with respect to Class Y Units in this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code will be deemed to include a reference to any corresponding provision of any successor law.

“Collective Protector Removal Notice” has the meaning given in Section 9.3.

“Commission” means the United States Securities and Exchange Commission.

“Company” means Swoosh, LLC, a Delaware limited liability company, and any successors thereto.

“Company Security” means any class or series of Interest in the Company, including Units.

“Current Value” has the meaning given in Section 5.2.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Depreciation” means, for each fiscal year or other period of the Company, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation will be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period is zero, Depreciation will be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Company.

“Deputy Protector” has the meaning given in Section 9.1.

 “DGCL” means the General Corporation Law of the State of Delaware, 8 Del. C. Section 101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Director” means a member of the Board of Directors of the Company.

“Director Removal and Replacement Notice” has the meaning given in Section 9.2(b).

“Disability” means (i) physical or mental illness rendering such person incapable of performing all or a material portion of his or her duties under this Agreement consistent with past practice for a period of not less than 180 consecutive days or for an aggregate period of 270 days or more during any period of 12 consecutive months, as determined by a physician duly licensed to practice medicine in the United States and designated pursuant to Section 14.16 or (ii) a deemed Disability pursuant to Section 14.16.

“Designated Replacement Director” has the meaning given in Section 9.2(c).

“Effective Date” means the date first written above.

“Examination Notice” has the meaning given in Section 14.16.

“Excess Cash” means cash and liquid, readily marketable assets (other than NIKE Shares or other securities of NIKE) owned by the Company in excess of funds retained by the Company to satisfy and fund current or anticipated Company obligations, activities and contingencies, plus any reserves in addition thereto, as determined by the Manager or, following the Board Appointment, the Board of Directors.  In determining Excess Cash, the Manager or, following the Board Appointment, the Board of Directors shall take into account any limitations on distributions pursuant to Section 18-607 and 18-804 of the Delaware Act.

“Excess NIKE Shares” means the number of shares of NIKE Class A Common Stock held by the Company in excess of fifteen percent (15%) of the aggregate number of shares of NIKE Class A Common Stock and NIKE Class B Common Stock outstanding from time to time or such other percentage as specified from time to time by the Manager or, following the Board Appointment, by the affirmative vote of (i) the Director or Directors holding both Class X Board Seats and (ii) a majority of the Independent Directors.

“Final Adjudication” has the meaning given in Section 10.1(a).

“Gross Asset Value” means, with respect to any Company Asset, such Company Asset’s adjusted basis for federal income tax purposes, except as follows:

(i)            The initial Gross Asset Value of any Company Asset contributed by a Member to the Company will be the gross fair market value of such Company Asset, as determined by the Company;

(ii)            The Gross Asset Values of all Company Assets shall be adjusted to equal their respective gross fair market values, as determined by the Company, as of the following times: (A) the issuance of an additional interest in the Company to any new or existing Member in exchange for more than a de minimis capital contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company Assets as consideration for an interest in the Company; (C) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity, or by a New Member acting in a Member capacity or in anticipation of being a Member; (D) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and (E) at such other times as the Company shall reasonably determine necessary or advisable in order to comply with Regulations Section 1.704-1(b); provided, that the adjustments described in clauses (A)-(C) of this paragraph will be made only if it is reasonably determined by the Company that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(iii)            The Gross Asset Value of any Company Asset distributed to any Member will be the gross fair market value of such Company Asset, as determined by the Company, on the date of distribution; and

(iv)            The Gross Asset Values of each Company Asset shall be increased (or decreased) as determined by the Company to reflect any adjustments to the adjusted basis of such Company Asset pursuant to Code Section 734(b) or Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 5.4 hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause (iv) to the extent that an adjustment pursuant to clause (ii) above is required in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iv).

If the Gross Asset Value of any Company Asset has been determined or adjusted pursuant to this definition of Gross Asset Value, such Gross Asset Value shall thereafter be adjusted by Depreciation taken into account in computing Net Income and Net Loss.

“Indemnitee” means (a) any Person who is or was a Manager, Member, Director, Officer, Protector or a Tax Matters Partner of the Company and (b) any Person that the Company designates as an Indemnitee for purposes of this Agreement pursuant to Section 10.1(k).

“Independent Board Seat” has the meaning given in Section 6.2(b).

“Independent Director” means a Director holding an Independent Board Seat.

“Initial Agreement” has the meaning given in Section 2.1(a).

“Institution” or “Institutional” means, or when modifying “Protector” or “Successor Protector” refers to, (i) a law firm of national prominence, (ii) an investment banking firm of national prominence, (iii) an investment advisory firm registered under the Investment Advisers Act of 1940, as amended, or (iv) a bank or other financial institutional of national prominence that provides trustee services.

“Interest” means the ownership interest of a Member in the Company, which may be evidenced by Units or other Company Securities or a combination thereof or interest therein, and includes any and all benefits to which such Member is entitled as provided in this Agreement, together with all obligations of such Member to comply with the terms and provisions of this Agreement.

“Liquidator” means one or more Persons selected to perform the functions described in Section 12.2 as liquidating trustee of the Company within the meaning of the Delaware Act.

“Manager” means, initially, PHK, including with respect to actions taken by him as the manager of the Company pursuant to the Initial Agreement, and also any other Person as may subsequently become the Manager pursuant to the terms of this Agreement.  Pursuant to Section 6.2(c), upon the occurrence of the Board Appointment, all references in this Agreement to the Manager will be deemed thereafter to refer to the Board of Directors.

“Material Decision” has the meaning given in Section 6.5.

“Member” means, as of the date of this Agreement, PHK and Swoosh Holdings, and subsequently each Person who is hereafter admitted as a New Member or a Substituted Member in accordance with the terms of this Agreement and the Delaware Act.  The Members will constitute the “members” (as that term is defined in the Delaware Act) of the Company.

“Member Minimum Gain” has the meaning given in Section 5.7.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.

“Net Income” or “Net Loss” means, with respect to the Company at the close of each fiscal year or applicable portion thereof of the Company, the excess or the deficiency, as the case may be, of all income and gain for such period over the aggregate of all expenses, deductions, and losses for such period, provided, that items of gross income, gain, loss or deduction specially allocated pursuant to Article V or any other provision of this Agreement will not be included in the calculation of Net Income or Net Loss.

“Net Value of the Company Assets” has the meaning given in Section 5.2.
“New Member” has the meaning given in Section 11.9.

“NIKE” means NIKE, Inc., an Oregon corporation, and any successor entity by merger or consolidation and any entity that acquires all or substantially all of the assets thereof, whether in a single transaction or series of related transactions.

“NIKE Class A Common Stock” means shares of the Class A Common Stock, no par value, of NIKE.

“NIKE Class B Common Stock” means shares of the Class B Common Stock, no par value, of NIKE.

“NIKE Shares” means all securities of NIKE held by the Company.

“Non-Public Information” has the meaning given in Section 14.3(a).

“Officer” has the meaning given in Section 6.6.

“Opinion of Counsel” means a written opinion of counsel (who may be regular outside counsel to the Company or any of its Affiliates) reasonably acceptable to the Company.

 “Outstanding” means, with respect to Interests, all Interests that are issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination; provided, however, that no Interests held by the Company will be considered outstanding.

“Partner Nonrecourse Debt” has the meaning given in Section 5.7.

“Partnership Minimum Gain” has the meaning given in Section 5.7.

“Percentage Interest” means, as of any date of determination as to any Unitholder, the quotient obtained by dividing (A) the number of Units held by such Unitholder by (B) the number of all Outstanding Units.

“Permitted Transfers” has the meaning given in Section 11.2(a).

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or other enterprise (including an employee benefit plan), association, government entity or any department, agency or political subdivision thereof or other entity.

“PHK” means Philip H. Knight, as also defined in the preamble of this Agreement.

“Primary Protector” has the meaning given in Section 9.1.

“Pro Rata” means (a) when modifying Units or any other Company Securities or any class thereof, apportioned equally among all designated Units, other Company Securities, or any class thereof, as the case may be, in accordance with their relative Percentage Interests in such class, and (b) when modifying Members, Record Holders or Unitholders, apportioned among all Members, Record Holders or Unitholders in accordance with their relative Percentage Interests.

“Protector” and “Protectors” means the Primary Protector and the Deputy Protector, as defined in Section 9.1.

“Qualified Income Offset Amount” has the meaning given in Section 5.07.

“Record Date” means the date established by the Company for determining (a) the identity of the Record Holder(s) entitled to notice of, or to vote at, any meeting of Members or entitled to exercise rights in respect of any lawful action of Members or (b) the identity of Record Holder(s) entitled to receive any report or distribution or to participate in any offer.

“Record Holder” means the Person in whose name a Company Security is recorded on the books of the Company as of the opening of business on a particular Business Day.

“Recourse Debt” has the meaning given in Section 5.5.

“Regulations” means the temporary and permanent Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding Regulations).

“Regulatory Allocations” has the meaning given in Section 5.7.

“Representatives” has the meaning given in Section 14.3(a).

“Request Recipient” has the meaning given in Section 14.16.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Substituted Member” means a Person who is admitted as a Member of the Company pursuant to Section 10.6 in place of and with all rights of a Member and who is shown as a Member on the books and records of the Company.

“Successor Protector” has the meaning given in Section 9.4.

“Swoosh Holdings” means Swoosh Holdings, LLC, a Delaware limited liability company, as also defined in the preamble of this Agreement.

“Tax Advance” has the meaning given in Section 4.2.

“Tax Liability” has the meaning given in Section 4.2.

“Tax Matters Partner” means the Member designated from time to time by the Company as the Tax Matters Partner within the meaning of Section 6231(a)(7) of the Code.  The Tax Matters Partner shall, subject to the authority and oversight of the Manager, generally serve as the liaison between the Company and the Internal Revenue Service in the event of an audit of the Company, and as the primary coordinator of Company actions in connection with such audit.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or otherwise dispose of, either voluntarily or involuntarily, by operation of law or otherwise, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition of, any Interests owned by a Person or any interest (including a beneficial interest) in any Interests owned by a Person.  “Transfer” when used as a noun will have a correlative meaning. “Transferor” and “Transferee” mean a Person who makes or receives a Transfer, respectively.

“Unit” means a Company Security that is designated as a “Unit” representing a fractional part of the Interests of all Members, and having the rights and obligations specified with respect to units in this Agreement, and includes Class X Units and Class Y Units.

“Unitholders” means the holders of Units.

“Unpaid Indemnity Claim” has the meaning given in Section 10.1(h).

“Vacancy Appointment Notice” has the meaning given in Section 9.2(c).

Section 1.2.  Construction.  Unless the context requires otherwise: (a) any pronoun used in this Agreement will be deemed to include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs will be deemed to include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the term “include” or “includes” means “includes, without limitation,” and “including” means “including, without limitation.”

ARTICLE II
ORGANIZATION

Section 2.1.  Formation.

(a)           The Company was formed as a limited liability company under the Delaware Act pursuant to a Certificate of Formation filed with the Secretary of State of the State of Delaware on June 3, 2015.  PHK organized the Company as the sole member thereof pursuant to his approval and adoption of a Limited Liability Company Agreement dated June 3, 2015 (the “Initial Agreement”).  PHK, pursuant to his authority as the Manager of the Company under the Initial Agreement, hereby amends and restates the Initial Agreement in its entirety.  This amendment and restatement shall become effective on the date of this Agreement.

(b)           This Agreement constitutes the “limited liability company agreement” (as that term is used in the Delaware Act) of the Company.  The rights, powers, duties, obligations and liabilities of the Members will be determined pursuant to the Delaware Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be under the Delaware Act in the absence of such provision, this Agreement will, to the extent permitted by the Delaware Act, control.

Section 2.2.  Name.  The name of the Company is “Swoosh, LLC.” All business and affairs of the Company will be conducted solely under, and all assets of the Company will be held solely in, such name unless otherwise determined by the Company.

Section 2.3. Principal Office. The principal office of the Company is located at One Bowerman Drive, Beaverton, Oregon 97005, or such other place as may from time to time be determined by the Company.  The Company shall notify the Members promptly of any such change.

Section 2.4.  Registered Office; Registered Agent.

(a)           The registered office of the Company will be the office of the initial registered agent named in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Company may designate from time to time in the manner provided by the Delaware Act.

(b)           The registered agent for service of process on the Company in the State of Delaware will be the initial registered agent named in the Certificate of Formation or such other Person or Persons as the Company may designate from time to time in the manner provided by the Delaware Act.

           Section 2.5.  Purpose; Powers.

(a)           The purposes of the Company are to engage in, directly or indirectly, (i) ownership and management of the NIKE Shares and, in connection therewith, to exercise all the rights and powers conferred upon the Company as a holder of any securities of NIKE or otherwise in connection with NIKE and (ii) any and all activities necessary, appropriate, incidental or related to the foregoing.  Neither the Manager nor, following the Board Appointment, the Board of Directors has any obligation or duty to the Company or the Members to propose or approve, and may decline to propose or approve, the conduct by the Company of any new business or activity.

(b)           The Company is empowered to do any and all acts and things necessary and appropriate for the furtherance and accomplishment of the purposes and business described in Section 2.5(a) and for the protection and benefit of the Company, including the powers granted by the Delaware Act; provided, however that the Company does not have the power to merge or consolidate under Section 18-209 of the Delaware Act.

Section 2.6.  Term.  The term of the Company commenced on the date the Certificate of Formation was filed with the Secretary of State of the State of Delaware and will continue in existence perpetually until the Company is dissolved in accordance with the provisions of this Agreement.

ARTICLE III
CAPITAL AND INTERESTS; MEMBERS

Section 3.1.  Capital Contribution.  Within thirty (30) days of the Effective Date, PHK shall make a contribution to the Company consisting of the number of shares of NIKE Class A Common Stock set forth on Schedule A attached hereto.  In consideration for the contribution to the Company of the NIKE Shares, the Company will issue Interests, consisting of Class X Units and Class Y Units, to the Members as set forth on Schedule A hereto, such Interests representing all of the Outstanding Interests as of the date of this Agreement.  Schedule A is attached to and incorporated in this Agreement to reflect the initial issuance of Interests in the Company and need not be amended or updated to reflect any Transfers of Interests or to reflect any additional issuance of Interests by the Company, all such events to be recorded in the books and records of the Company in accordance with this Agreement.

Section 3.2.  Units.

(a)           Each Member’s Interests will be represented by Units issued by the Company, which Interests may be represented in fractional Unit increments.  The Company will initially issue 1,000,000 Units, which will be divided into 100,000 Class X Units, representing in the aggregate a 10% equity interest in the Company, and 900,000 Class Y Units, representing in the aggregate a 90% equity interest in the Company.  Units may, upon approval of the Manager, be divided into fractions of Units.  All Units issued hereunder will be uncertificated; provided, that the Company may approve specimen certificates representing Class X and Class Y Units (and fractions thereof, as appropriate) and cause the Company to issue to the Members such certificates specifying the number and type of Units held by each such Member as the Company may approve from time to time.  If the Company approves specimen certificates representing any Units and causes the Company to issue certificates representing any Units, for purposes of the Uniform Commercial Code as in effect in the State of Delaware, the Units represented by any such certificate will constitute a “security” within the meaning of Article 8 of such statute and, as such, will be governed by Article 8 thereof, and the Company shall cause any certificate representing Units to contain language to that effect.  Additional Units may be issued pursuant to Sections 3.3 and 3.5.

(b)           Class X Units are freely convertible, at any time, at the option of any Record Holder thereof, into Class Y Units at any time on a one-for-one basis, subject to the limitation that following any conversion the number of Outstanding Class X Units must be equal to or greater than 10% of the total Outstanding Units (i.e., the aggregate Outstanding Units of all classes).  A Record Holder of Class X Units may effect conversion thereof into Class Y Units by delivering to the Company written notice of the number of Class X Units that such holder wishes to convert.  Promptly following receipt of a notice of conversion of Class X Units into Class Y Units, the Company will deliver a written acknowledgement to the holder of Class X Units requesting such conversion, which notice will confirm the number of Units so converted, subject only to the 10% limitation set forth in the preceding sentence.  If at the time of any requested conversion of Class X Units into Class Y Units the Class X Units are certificated, the certificate representing the Class X Units to be converted must be submitted to the Company, properly endorsed by the Record Holder thereof, at or prior to the time of conversion.  The Company may impose such other reasonable procedures in connection with the conversion of Class X Units as it may deem appropriate.

Section 3.3.  Splits and Combinations.

(a)           The Company may make a Pro Rata distribution of Company Securities to all Record Holder(s) or may effect a subdivision (i.e., “split”) or combination (i.e., a “reverse split”) of Company Securities so long as, (1) the Company makes the same distribution, subdivision or combination with respect to each Outstanding class of Units of the Company and (2) after any such event, each Member shall have the same Percentage Interest in the Company (as well as the same Percentage Interest in each class of Units of the Company) as immediately before such event and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted.  In any subdivision or combination of Company Securities, holders of Units will receive the same Units, X or Y, in respect of Units subject to the subdivision or combination.

(b)           Whenever such a distribution, subdivision or combination of Company Securities is declared, the Company shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of the date that such notice is transmitted.

(c)           Promptly following any such distribution, subdivision or combination, the Company may, at the Company’s election, deliver evidence of the issuance of uncertificated Company Securities, or may issue certificates, to the Record Holder(s) of Company Securities as of the applicable Record Date representing the new number of Company Securities held by such Record Holder(s), or the Company may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes.  If any such combination results in a smaller total number of Company Securities Outstanding, the Company shall require, as a condition to the delivery to a Record Holder of such new certificate, if the Company has issued certificated Company Securities, or other evidence of the issuance of uncertificated Company Securities, the surrender of any certificate held by such Record Holder, or the delivery of such other documentation as may be required to transfer uncertificated Company Securities, immediately prior to such Record Date.

Section 3.4.  Relative Rights of Class X Units and Class Y Units.  Except with respect to voting rights, the Class X Units and the Class Y Units have the same rights and obligations, rank equally, share ratably and be identical in all respects and as to all matters, including as to dividends and distributions.  Only holders of Class X Units will have voting rights, and each Class X Unit will be entitled to one vote on each matter with respect to which a holder of Class X Units is entitled to vote.  Class Y Units carry no voting rights and will carry only such approval rights as expressly set forth in this Agreement and to the extent, if any, required under the Delaware Act or other applicable law.

Section 3.5.  Additional Issuance of Units; Financings.

(a)           The Company may issue additional Class X Units, Class Y Units, or both, for fair market value, as determined by the Company in its sole discretion, whether in exchange for shares of NIKE Class A Common Stock or other assets contributed to the Company; provided, however, that (i) any such issuance of Class X Units or Class Y Units is authorized by the Manager and receives the Approval of the Class X Member(s) and (ii) following any issuance of Units the number of Outstanding Class X Units must be equal to or greater than 10% of total Outstanding Units (i.e., the aggregate Outstanding Units of all classes).

(b)           Except as provided in Section 3.5(a), any issuance of additional Company Securities must be authorized and approved as an amendment to this Agreement pursuant to Article XIII.  If the Manager determines that the Company requires funds for its day to day activities or for any other Company purpose, then the Manager may cause the Company to borrow funds from any Person(s), including any Member.

Section 3.6.  Members.  A Person will be a Member and will become bound by the terms of this Agreement if such Person lawfully acquires any Interest and is admitted as a Member in accordance with the provisions of Article XI hereof.  A Person is not permitted to become a Member without acquiring an Interest.  The Company shall cause the name and mailing address of each Member to be listed on the books and records of the Company maintained for such purpose by the Company.

Section 3.7.  Limited Liability of Members.  Subject to Section 10.1, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, will be solely the debts, obligations and liabilities of the Company, as provided in Section 18-303 of the Delaware Act.  The Members will have no liability under this Agreement, or for any such debt, obligation or liability of the Company, in their capacity as a Member, except as required under the Delaware Act or as provided in Section 10.1.

Section 3.8. Management of Business. Members shall not, in their capacity as such, participate in the operation or management of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company by reason of being a Member.

Section 3.9.  Treatment of Capital Contributions.  No interest will be paid by the Company on capital contributions.  No Member shall be entitled to the withdrawal or return of its contributions to the capital of the Company, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Company may be considered as such by law and then only to the extent provided for in this Agreement.

Section 3.10.  Fully Paid and Non-Assessable Nature of Interests.  All Company Securities issued pursuant to, and in accordance with the requirements of, this Article III shall be validly issued, fully paid and non-assessable Interests in the Company, except as such non-assessability may be affected by Sections 18-607 or 18-804 of the Delaware Act and except to the extent otherwise provided in this Agreement.

Section 3.11.  No Preemptive Rights.  No Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Company Security, whether unissued, held in the treasury or hereafter created.

ARTICLE IV
DISTRIBUTIONS AND WITHHOLDING

Section 4.1.  Distributions.

(a)           The Company shall distribute Excess Cash, if any, to the Members no less than once each calendar quarter but in no event later than thirty (30) days after receipt by the Company of any (i) regular, special or non-regular cash dividends on NIKE common stock held by the Company, or (ii) cash proceeds from any sale or other disposition of NIKE Shares or any other NIKE securities.  Except as provided above and as provided by Article XII hereof in connection with the liquidation and termination of the Company, the Company shall distribute funds or other Company property at such times and in such amounts as the Manager determines in the Manager’s sole and absolute discretion.  Any distributions made pursuant to this Section 4.1 or pursuant to Article XII hereof or as may otherwise be provided by this Agreement or otherwise shall be made Pro Rata to the Members unless otherwise unanimously approved in writing by the Members.

(b)           The Class X Member(s) may, by Act of the Class X Member(s), direct the Company to make an in-kind Pro Rata distribution of some or all of the Excess NIKE Shares, if any, to all Unitholders, provided that any such distribution will consist of a whole number of shares to be distributed in respect of each Unit, with cash being used to “true up” any deficiencies as between Unitholders in lieu of fractional shares.  Subject to Section 4.1(c), upon receiving notice that the Class X Member(s) have directed a Pro Rata distribution of Excess NIKE Shares pursuant to this Section 4.1(b), the Manager or Board of Directors, as applicable, will proceed to cause the Company to effect such distribution in accordance with this Agreement.

(c)           The Company will not make an in-kind Pro Rata distribution of Excess NIKE Shares pursuant to Section 4.1(b) during (i) any “blackout” or similar period during which transactions in NIKE common stock are prohibited under the NIKE insider trading policy as in effect from time to time if the Company has agreed or determined that it will abide by such policy or (ii) any period when the Company considers itself to be in possession of material non-public information about NIKE or its securities, unless, in each instance, the distribution is specifically approved and authorized by the Manager or, following the Board Appointment, the Board of Directors.  For purposes of this Section 4.1(c), the Company will consider itself to be in possession of material non-public information about NIKE or its securities if such information is known to, or in the possession of, any Director, Protector or Executive Officer of the Company, with Executive Officer for this purpose being the President, Treasurer, Secretary and any Vice President of the Company.

Section 4.2.  Tax Withholding.

(a)           At any time requested by the Company, each Member shall deliver to the Company (i) an IRS Form W-9 or other affidavit, certificate, or other document (in form specified in Regulations promulgated under Sections 1441-1446 of the Code or otherwise) in form satisfactory to the Company to the effect that the applicable Member is not a “foreign person” within the meaning of the applicable section of the Code or otherwise subject to withholding under the provisions of any federal, state, local, foreign or other law, (ii) a withholding certificate issued by the United States Internal Revenue Service (“IRS”) pursuant to any section of the Code under which a withholding certificate may be issued by the IRS, (iii) any other certificate that the Company may reasonably request with respect to any such laws, (iv) any other form reasonably requested by the Company relating to any Member’s status under any applicable law, or (v) a copy of any tax return or similar document of the applicable Member that the Company may reasonably request with respect to any such law.  If any Member ceases to be a “United States person” as defined in the Code or otherwise becomes subject to withholding under the provisions of any federal, state, local, foreign or other law, such Member shall immediately notify the Company in writing of such event.

(b)           To the extent that any Person (including the Company or the Manager) is required by any applicable law to withhold or to make tax payments with respect to amounts distributed or distributable, or allocated or allocable, to any Member (each a “Tax Liability”), the Company may, in its discretion, make such tax payments as so required.  Notwithstanding anything to the contrary in this Section 4.2, to the extent that expenditures payable by, or amounts payable to, the Company are determined by the Company to have been paid or withheld on behalf of, or by reason of particular circumstances applicable or attributable to, one or more but fewer than all of the Members, then, in the Company’s sole discretion, such expenditures or amounts shall be treated as a tax payment (a “Tax Advance”) made on behalf of, and specially allocated to, those Members on whose behalf such payments or withholdings are made or whose particular circumstances gave rise to such payments or withholdings.  The Company shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption.  At least ten (10) days, if commercially reasonable, prior to making a Tax Advance on behalf of or with respect to a Member, the Company shall first notify such affected Member, and the Company shall give prompt written notice to any Member for whom a Tax Advance is actually made.  All Tax Advances made or deemed made on behalf of a Member from any amount not otherwise distributable to such Member will be deemed to be a recourse loan to such Member by the Company and will be due and payable immediately after such Tax Advance is made by the Company, and if not repaid within three (3) days after the Tax Advance is made by the Company, the Tax Advance will bear interest beginning on such third day at a rate equal to the lesser of (i) fifteen percent (15%) per annum and (ii) the maximum rate permitted by law until repaid.

(c)           Notwithstanding anything to the contrary contained herein or in any other agreement between or among Members, each Member hereby agrees to indemnify, defend, and hold harmless the Company, the Manager, the Members, their respective affiliates, and any other Person who directly or indirectly makes a Tax Advance or corresponding payment on behalf of such Member from and against any Tax Liability of or with respect to such Member, and all costs and expenses (including reasonable attorneys’ fees and costs) incurred by any of them at any time in respect of any such Tax Liability, and this indemnity and hold harmless provision will survive this Agreement and the termination of the Company; provided, however, that the Manager, Members and their affiliates will not be indemnified hereunder for any Tax Liabilities to the extent any of them has withheld or withdrawn funds from the Company for purposes of making Tax Advances to satisfy such Tax Liabilities, and misappropriated or converted the funds so withheld or withdrawn.  In the event of any claimed over-withholding, such Member will be limited to an action against the applicable government agencies for refund and hereby waives any claim or right of action against the Members or the Company on account of such withholding.  Each Member further agrees to indemnify and hold harmless the Company, the Manager, the other Members, and their respective affiliates from and against any costs incurred by any of them in challenging any government agency regarding any alleged Tax Liability.

(d)           A payment to the Company or otherwise by a Member with respect to any Tax Advance relating to such Member will not be deemed to be a capital contribution by such Member and will in no way be considered in the calculations used to determine distributions under this Agreement.  The Company may, and is hereby authorized to, withhold from any distributions or payments otherwise due to a Member from the Company under this Agreement the amount of any Tax Advance made on behalf of such Member, and interest thereon, that as of such date has neither been repaid to the Company nor been previously offset hereunder, and any amount withheld hereunder will be deemed for all purposes of this Agreement to have been distributed or paid to such Member.  If any Member does not repay any Tax Advance within the 3-day period set forth in subsection (b) above, then the Company shall send such Member a final written demand for payment, and if such Member does not repay such Tax Advance within thirty (30) days of the Company giving such Member a written final demand for payment, then the Company shall be entitled to (i) pursue such remedies as may be permitted by law to enforce payment of such obligation or (ii) in its sole discretion, notwithstanding Section 4.1, treat such Tax Advance as a non-Pro Rata distribution and adjust the Member’s Percentage Interest in accordance with Section 5.2.

ARTICLE V
ALLOCATIONS AND ACCOUNTING

Section 5.1.  Percentage Interests.  The Percentage Interests of the Members as of the date of this Agreement are as set forth on Schedule A.  The Company shall calculate the Percentage Interests of all Members as necessary from time to time in accordance with this Agreement, including for purposes of allocating profits and losses in accordance with Section 5.5, and for purposes of distributions under Section 4.1.

Section 5.2.  Adjustments to Percentage Interests.

(a)           If (i) more than a de minimis contribution or distribution is made other than Pro Rata as among the Members, (ii) a New Member is admitted to the Company in accordance with Section 10.9, or (iii) a Member withdraws (other than following a Transfer of such Member’s entire interest in the Company) from the Company or has his, her or its Interest redeemed by the Company (with each such event described in Section 5.2(a)(i), (ii), or (iii) being referred to as an

“Adjusting Event”), then the Company shall, effective as of the time of the relevant event, adjust the Percentage Interests of the Members such that the Percentage Interest of each Member equals a fraction, expressed as a percentage, in which the numerator equals the Current Value of such Member’s interest in the Company, and the denominator equals the Net Value of the Company Assets.  This Section 5.2 will be applied so that the sum of the Percentage Interests following the adjustment of Percentage Interests as a consequence of any Adjusting Event equals one hundred percent.  In connection with any adjustment of Percentage Interests, Outstanding Units will also be adjusted to reflect the appropriate Percentage Interests of the Members as adjusted.  The Company will provide notice to all Record Holders of all adjustments to Percentage Interests and Units.

(b)           For purposes of this Agreement, the “Net Value of the Company Assets” means the net fair market value of all of the Company Assets at the time the Adjusting Event occurs, and such Net Value of the Company Assets will include the value of any contributions made in connection with the Adjusting Event; the Net Value of the Company Assets and any other determination of value pursuant to this Section 5.2 shall be made by the Company in its sole discretion unless otherwise provided in this Agreement.  The “Current Value” of any Member’s interest in the Company will be a dollar amount equal to the sum of (i) an amount equal to such Member’s Percentage Interest immediately prior to the Adjusting Event multiplied by the Net Value of the Company Assets determined above excluding the net fair market value of any contributions associated with the Adjusting Event, plus (ii) the net fair market value of any contributions made by such Member associated with the Adjusting Event, less (iii) the net fair market value of any distributions made to such Member associated with the Adjusting Event.

(c)           The Company shall cause each Member’s Percentage Interest and Units to be adjusted pursuant to this Section 5.2 effective as of the date of any Adjusting Event.  If the Percentage Interests or Units of any Members are adjusted pursuant to this Section 5.2, no Member will have the right to modify, rectify, or undo such adjustments thereafter, and such adjustments will be made without the need for any further act or writing to effect any such adjustment.  Each Member hereby appoints the Company, as his, her or its duly authorized agent and attorney in fact for purposes of preparing and executing any amendments to this Agreement necessary or desirable to reflect any adjustment of Percentage Interests or Units under this Section 5.2.

Section 5.3.  Tax Status and Reports.

(a)           Notwithstanding any provision contained in this Agreement to the contrary, solely for federal income tax purposes, each of the Members hereby recognizes that as long as there are at least two Members considered as such for federal income tax purposes, the applicable provisions of this Article V relating thereto will apply to the Company and the Company will be subject to all provisions of Subchapter K of the Code; provided, however, that the filing of United States Partnership Returns of Income will not be construed to extend the purposes of the Company or expand the obligations or liabilities of the Members.

(b)           The Company or, at its sole and absolute discretion, an accountant (“Accountant”) selected by the Company shall prepare or cause to be prepared all tax returns and statements, if any, that must be filed on behalf of the Company with any taxing authority and shall timely file such returns or statements.  The Company will undertake to deliver to all Members, on a timely basis, information and documentation necessary to permit Members to prepare and file U.S. federal and state tax returns and other statements reporting all relevant tax items associated with the Company.

(c)           No Member shall file any tax return on which such Member takes a contrary or inconsistent position with respect to any matter included in a Company tax return.  Each Member shall, in its income tax return and other statements filed with the U.S. Internal Revenue Service, report taxable income or loss in accordance with the Partnership returns and statements.

Section 5.4.  Capital Accounts.  The amount of a Member’s capital account (“Capital Account”) in the Company will be determined in accordance with Regulations Section 1.704-1(b)(2)(iv), including by:

(a)           crediting to such account (i) all contributions to the Company made by or on behalf of such Member or his, her or its predecessor in interest, including the fair market value of any property contributed (less any liabilities assumed by the Company or to which any property may be subject) and (ii) all Net Income, gains and income of the Company allocated to such Member or his, her or its predecessor in interest; and

(b)           debiting to such account (i) all distributions from the Company made to or on behalf of such Member or his, her or its predecessor in interest, including the fair market value of any property distributed (less any liabilities assumed by the Member or to which any property may be subject) and (ii) all Net Loss, losses and deductions of the Company allocated to such Member or his, her or its predecessor in interest.

(c)           In the event the Gross Asset Values of Company Assets on the books of account of the Company are adjusted pursuant to clause (ii) or (iii) of the definition of “Gross Asset Value” in Section 1.1 hereof, the Capital Accounts of all Members will be adjusted simultaneously pursuant to Section 5.5 hereof to reflect the aggregate net adjustment as if the Company recognized gain or loss equal to the amount of such net adjustment.

Section 5.5.  Allocations.

(a)           Except as otherwise expressly provided in this Agreement, for accounting and federal and state income tax purposes all income, deductions, credits, gains and losses will be allocated to the Members Pro Rata.  Notwithstanding the preceding sentence, if a New Member is admitted, then income, deductions, credits, gains, and losses will be allocated in accordance with Section 704(b) of the Code so that such Member’s Capital Account reflects the economic interest granted to such Member.

(b)           Notwithstanding subsection (a) above, no Member will be allocated any losses or deductions to the extent that such allocation would create an Adjusted Capital Account Deficit for such Member.  Any losses or deductions not allocated to a Member as a result of the latter portion of the preceding sentence will be allocated to the other Members according to their relative Percentage Interests subject to the same limitation for each such Member.  At any time that no losses or deductions may be allocated to the Members as a consequence of the restrictions set forth in this subsection (b), all further losses and deductions will be allocated solely to the Members in accordance with their respective Percentage Interests.  If any losses and deductions are allocated to the Members other than in accordance with their Percentage Interests as a consequence of this subsection (b), then thereafter, prior to any allocations of income or gain pursuant to subsection (a) above, income and gain will be allocated to the Members to the extent of, and in the inverse order of, the non-Pro Rata allocations of losses and deductions made pursuant to this subsection (b).

(c)           Notwithstanding subsection (a) above, any loss or deductions attributable to any Company recourse liability (as defined in Regulations Section 1.752-1(a)(i)) (“Recourse Debt”) must be specially allocated to any Member who bears the economic risk of loss with respect to the Recourse Debt to which such loss or deductions are attributable.  If any allocations are made to any Member pursuant to the foregoing sentence, then after any allocations required by Section 5.7 hereof have been made but prior to allocations pursuant to Section 5.5(a), income will be allocated to such Member until an aggregate amount of income equal to the cumulative deductions and losses allocated pursuant to the preceding sentence has been allocated to each such Member.

(d)           Notwithstanding subsection (a) above, any “excess nonrecourse liabilities” (as defined in Regulations Section 1.752-3(a)(3)) of the Company shall be allocated by the Company in its reasonable discretion in any manner permitted under the applicable Regulations, provided, that for such purposes the Members’ interests in Company profits are equal to their respective Percentage Interests in the Company.

(e)           The provisions of subsections (a)-(d) above and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-l(b) and will be interpreted and applied in a manner consistent with such Regulations.  Notwithstanding subsections (a)-(d) above, the Company is authorized to make, in its sole and absolute discretion, appropriate amendments to this Agreement (i) in order to comply with Section 704 of the Code or applicable Regulations, (ii) to properly allocate items of income, gain, loss, deduction, and credit to those Members who bear the economic burden or benefit associated therewith, or (iii) to otherwise cause the Members to achieve the economic objectives underlying this Agreement as reasonably determined by the Company.  Notwithstanding the foregoing, in the event that there are any changes after the Effective Date in applicable tax law, regulations or interpretation, or any errors, ambiguities, inconsistencies or omissions in this Agreement with respect to allocations to be made to Capital Accounts which would, individually or in the aggregate, cause the Members not to achieve in any material respect the economic objectives underlying this Agreement, the Company may in its sole and absolute discretion make appropriate adjustments to such allocations in order to achieve or approximate such economic objectives.

(f)           In addition to the authority granted to the Company under subsection 5.5(e) above, for the proper administration of the Company and for the preservation of uniformity of the Units (or any class or classes thereof), the Company is authorized to (i) adopt such conventions as it deems appropriate in determining the amount of any depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Units (or any class or classes thereof).  The Company may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 5.5(f) only if such conventions, allocations or amendments would not have a material adverse effect on the Members, the holder(s) of any class or classes of Units issued and Outstanding or the Company, and only if such allocations are consistent with the principles of Section 704 of the Code.

Section 5.6.  Certain Gross Asset Value/Tax Differences.  In accordance with Section 704(c) of the Code and the applicable Regulations thereunder, income, gain, loss, deduction, and tax depreciation with respect to any property contributed to the capital of the Company, or with respect to any property which has a Gross Asset Value different than its adjusted tax basis, will, solely for income tax purposes, be allocated among the Members pursuant to any method permitted under Section 704(c) of the Code and the applicable Regulations thereunder selected by the Company so as to take into account any variation between the adjusted tax basis of such property to the Company and the Gross Asset Value of such property.

Section 5.7.  Minimum Gain and Income Offsets.

(a)           Definitions.

(i)    “Member Minimum Gain” means “partner nonrecourse debt minimum gain,” as defined in Regulations Section 1.704-2(i)(2) and determined in accordance with Regulations Section 1.704-2(i)(3).

(ii)   “Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

(iii)  “Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2) and 1.704-2(d) and will be determined in accordance with the provisions of Regulations Section 1.704-2(d).

(b)           Minimum Gain.

(i)  Notwithstanding any other provision of this Agreement to the contrary, if the Partnership Minimum Gain on the last day of any fiscal year of the Company is less than the Partnership Minimum Gain on the last day of the immediately preceding fiscal year, then (before any other allocation of Company items for such year under this Agreement, other than as provided in paragraph (ii) below) there will be specially allocated to each Member items of Company income and gain for such year (and, if necessary, subsequent fiscal years) in an amount equal to such Member’s share of the net decrease in Partnership Minimum Gain (determined in accordance with Regulations Section 1.704-2(g) or in accordance with any other method reasonably selected by the Company).  The items to be so allocated will be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2)(i) and (iii).  This Section 5.7(b)(i) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and will be interpreted consistently therewith.

(ii)  Subsequent to any allocations under Section 5.7(b)(i) above, other than allocations of gain from the disposition of property subject to Partner Nonrecourse Debt, if Member Minimum Gain on the last day of any fiscal year of the Company is less than the Member Minimum Gain on the last day of the immediately preceding fiscal year, then, except as provided herein, each Member will be specially allocated items of Company income and gain for such year (and, if necessary, subsequent fiscal years) in an amount equal to that Member’s share, if any (determined in accordance with Regulations Section 1.704-2(i)(5)), of the net decrease in Member Minimum Gain (such net decrease to be determined in a manner consistent with the provisions of Regulations Section 1.704-2(d) and 1.704-2(g)(3) or in accordance with any other method reasonably selected by the Company).  The items to be so allocated will be determined in accordance with the provisions of Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii) and (iii).  Notwithstanding the foregoing, no such special allocations of income and gain will be made to the extent that the net decrease in Member Minimum Gain described above arises because the liability ceases to be Partner Nonrecourse Debt due to a conversion, refinancing, or other change in the debt instrument that causes it to become partially or wholly a nonrecourse liability within the meaning of Regulations Section 1.752-1(a)(2).  This Section 5.7(b)(ii) is intended to comply with the chargeback and other provisions of Regulations Section 1.704-2(i) and will be interpreted consistently therewith.

(c)           Qualified Income Offset.  Notwithstanding any other provision of this Agreement, if during any fiscal year or other period of the Company any Member (i) is allocated pursuant to Code Section 706(d) or Regulations Section 1.751-1(b)(2)(ii) any Net Loss, loss, items of loss, deductions, or Code Section 705(a)(2)(B) expenditures, (ii) is distributed any cash or property from the Company and such distributions exceed offsetting increases to such Member’s Capital Account that are reasonably expected to occur during such year, or (iii) receives any other adjustment, allocation, or distribution described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6) and, as a result of such adjustment, allocation, or distribution, such Member has a Qualified Income Offset Amount, then items of income and gain (including gross income) for such fiscal year or other period (and, if necessary, subsequent fiscal years) will (prior to any allocation pursuant to Section 5.5 hereof) be allocated to such Member in an amount equal to his, her or its Qualified Income Offset Amount; provided, however, that any allocation of income or gain will be required under this sentence only if and to the extent that such Member would have a Qualified Income Offset Amount after all other allocations provided for in this Agreement have been tentatively made as if Sections 5.7(b) and (c) were not contained herein.  As used herein, the term “Qualified Income Offset Amount” for a Member means the excess, if any, of (x) the negative balance a Member has in his, her or its Capital Account following the adjustment, allocation, or distribution described in the preceding sentence, over (y) the maximum amount that he or it is obligated (or is deemed to be obligated) to restore to the Company upon liquidation as determined in accordance with Regulations Sections 1.704-2(f), (g), and (i).  This Section 5.7(c) is intended to satisfy the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and will be interpreted consistently therewith.

(d)           The allocations set forth in Sections 5.6 and 5.7 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations.  The Members intend that, to the extent possible, all Regulatory Allocations will be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 5.7(d).  Therefore, notwithstanding any other provision of Sections 5.5, 5.6, or 5.7 (other than the Regulatory Allocations), the Company shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement.

Section 5.8.  Accounting.

(a)           The fiscal year of the Company will end on the last day of December of each year.

(b)           The books of account of the Company will be kept and maintained at all times at the principal place of business of the Company or at such other place or places as determined by the Company.  The books of account will be maintained using a method of accounting reasonably selected by the Company, consistently applied, and will show all items of income and expense.

(c)           The Company shall cause a balance sheet of the Company dated as of the end of the fiscal year of the Company and a related statement of income for the Company for such fiscal year to be prepared by the Accountant and furnished, at the expense of the Company, to each of the Members on an annual basis, within ninety (90) days after the close of each fiscal year.

(d)           Each Member will have the right at reasonable times and upon reasonable advance notice during usual business hours to audit, examine, and make copies of or extracts from the books of account of the Company for reasonable purposes related to such Member’s interest in the Company.  Such right may be exercised through any agent or employee of such Member designated by him or it or by an independent certified public accountant designated by such Member.  Each Member shall bear all expenses incurred in any examination made on behalf of such Member.

Section 5.9.  Changes in Percentage Interests.  If a Member’s Percentage Interest changes during any fiscal year, the allocations to be made pursuant to this Agreement will be made in accordance with Section 706 of the Code, using any convention permitted by Section 706 of the Code and the Regulations promulgated thereunder and selected by the Company so as to equitably effectuate the allocations of this Article V.

ARTICLE VI
MANAGEMENT OF THE COMPANY

Section 6.1.  Management of the Company.

(a)           Prior to the Board Appointment, the powers of the Company will be exercised solely by or under the authority of, and the business and affairs of the Company will be managed solely under the direction of, the Manager.  Subject to the right of certain Members to direct a Pro Rata distribution of Excess NIKE Shares pursuant to Section 4.1(b), no Member (other than a Member acting in his, her or its capacity as the Manager or as a duly authorized Officer) has or will be granted, in such capacity, the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures, debts, liabilities or obligations on behalf of the Company and no third party will ever be required to inquire into the authority of the Manager to take such action on behalf of the Company.  The Manager will not be required to devote his, her or its full time and attention to the business of the Company, but only such time as he, she or it deems necessary or appropriate for the proper conduct of the Company’s affairs.

(b)            In the event that PHK, or any subsequent Manager appointed pursuant to this Section 6.1(b), shall for any reason, other than by reason of the Board Appointment, cease to be the Manager, the Class X Member(s) shall, by the Act of the Class X Member(s), appoint a new Manager who will serve as Manager until the earlier of (i) his, her or its death, resignation or removal or (ii) the Board Appointment.

Section 6.2.  Management by a Board of Directors.

(a)           The holder(s) of the Class X Units may, at any time, pursuant to the Act of the Class X Member(s), establish an initial Board of Directors (the “Board of Directors”) to manage the business and affairs of the Company pursuant to the terms of this Agreement.  The establishment of the Board of Directors is referred to herein as the “Board Appointment.”  Upon the occurrence of the Board Appointment, the Manager then serving shall immediately and automatically cease to be the Manager and the Board of Directors shall assume management of the Company pursuant to the terms of this Agreement.

(b)           The Board of Directors will consist of five (5) directorships.  All directors must be natural persons.  Two directorships on the Board of Directors will be referred to as “Class X Board Seats.”  One person may occupy the two Class X Board Seats, and may act on behalf of, and exercise the rights and votes of, both Class X Board Seats, thus possessing two of the five director votes.  Three directorships on the Board of Directors will be referred to as “Independent Board Seats” and will be held by different persons (i.e., no person may hold more than one Independent Board Seat at one time).  As part of the Board Appointment, the Class X Member(s) shall designate each initial Director as being appointed to a Class X Board Seat or an Independent Board Seat.  Directors shall serve as members of the Board of Directors until their successors are duly elected and qualified, or until their earlier death, Disability, resignation or removal, and subject to the mandatory retirement age for Independent Directors set forth in Section 8.4.  Following the Board Appointment, Class X Directors will be elected or appointed in the manner set forth in Section 7.6. Independent Directors will be elected in the manner set forth in Section 8.1, subject to the guidelines for the appointment of Independent Directors set forth in Section 8.4 and subject to the powers of the Protectors set forth in Section 9.2.  A Director may resign at any time upon written notice to the Company.  Any resignation will take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the Company.  The acceptance of a resignation will not be necessary to make it effective, unless expressly so provided in the resignation.  Directors need not be Members.  No Person may hold an Independent Board Seat at the same time as such Person holds one or more Class X Board Seat(s).  No Person may hold a Class X Board Seat at the same time as such Person holds an Independent Board Seat.  No Person may hold an Independent Board Seat or one or more Class X Board seat(s) at the same time as such Person is a Protector.

(c)           Following the Board Appointment, the powers of the Company will be exercised solely by, or under the authority of, and the business and affairs of the Company will be managed solely under the direction of, the Board of Directors, subject to the terms of this Agreement, including the penultimate sentence of this paragraph.  Upon the occurrence of the Board Appointment, all references in this Agreement to the Manager will, where the context requires, without further action on the part of any Person, including the Manager or the Board of Directors, be deemed thereafter to refer to the Board of Directors; provided, however, that any former Manager will continue to be an Indemnitee under this Agreement for all purposes.  The Manager and the Directors will constitute “managers” within the meaning of the Delaware Act.  Except as otherwise specifically provided in this Agreement, the authority and functions of the Board of Directors, on the one hand, and of the Officers, on the other, will be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the DGCL.  In addition to the powers that as of the date hereof or hereafter can be granted to managers under the Delaware Act and to all other powers granted under any other provision of this Agreement, the Board of Directors will have full power and authority to do, and to direct the Officers to do, all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 2.5(b) and to effectuate the purposes set forth in Section 2.5(a), subject only to those limitations expressly set forth in this Agreement. Except for any actions or decision expressly reserved to the Board of Directors, any act or decision required, permitted or contemplated to be made by the Company under this Agreement or as may be delegated to the Company by the Board of Directors may be made by the Officers having applicable authority pursuant to, and subject to the terms and conditions of, Section 6.6.  Notwithstanding the general management authority of the Board of Directors following the Board Appointment, any actions by the Company with respect to securities of NIKE must be taken in accordance with Sections 6.3 through 6.5, to the extent applicable.

(d)           Unless otherwise required by the Delaware Act, other applicable law or the provisions of this Agreement,

(i)           each Board Seat will have one vote;

(ii)          the presence at a meeting of the Board of Directors of at least two Independent Directors and one Class X Director will constitute a quorum for the conduct of Board meetings and the taking of Board action;

(iii)          any act approved by a majority of votes cast by members of the Board of Directors present at a meeting of the Board of Directors at which a quorum is present will be deemed to constitute the act of the Board of Directors;

(iv)          Directors are not permitted, in their capacity as a Director, to act by proxy, power of attorney or other delegation of authority;

(v)          subject to Section 6.5, any action required or permitted to be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, are signed by all members of the Board of Directors or committee, as the case may be;

(vi)          any action or approval required or permitted under this Agreement on the part of the Class X Directors acting only in their capacities as Class X Directors requires (i) the act or approval of both Class X Directors if the two Class X Board Seats are held by different individuals and (ii) the act or approval of one Class X Director if (x) one individual holds both Class X Board Seats or (y) one Class X Board Seat is vacant at the time of any such action or approval; and

(vii)         any action or approval required or permitted under this Agreement on the part of a majority of the Independent Directors requires the act or approval of at least two Independent Directors.

(e)           Regular meetings of the Board of Directors and any committee thereof will be held at such times and places as designated from time to time by resolution of the Board of Directors or such committee; provided, that the Secretary shall cause at least seven days’ prior notice of any regular meeting to be given to all Board or committee members, as applicable, and the Protectors by any means permitted under Section 14.4, which notice shall include a description of the business to be conducted at such meeting.  The business to be conducted at regular meetings of the Board or a committee thereof shall be set pursuant to authority delegated or procedures specified by the Board or relevant committee.  Only the business stated in the notice of a regular meeting of the Board or a committee thereof may be conducted at the meeting unless the conduct of other business is approved or ratified by the unanimous written consent of all Directors and both Protectors.  Special meetings, being any meeting other than a regular meeting, of the Board of Directors or of any committee thereof may be called by any Director, in the case of a meeting of the Board, or any committee member, in the case of a meeting of a committee on which such committee member serves, by written notice to the Secretary setting forth the proposed date and time of such meeting and setting out in reasonable detail the business to be conducted at such meeting.  Special meetings of the Board or any committee thereof will be held at the principal office of the Company unless otherwise agreed by all members of the Board or of the relevant committee, upon at least seven days’ prior written notice to all Directors (even if not a member of the Committee) and both Protectors.  Except with respect to meetings called for the purpose of considering Material Decisions, upon the Secretary’s receipt of a request for a special meeting of the Board or a committee thereof, the Secretary shall promptly cause at least seven days’ prior notice of the special meeting to be given to all Board or committee members, as applicable, and the Protectors by any means permitted under Section 14.4 other than via facsimile or e-mail, provided, that notice sent via e-mail or facsimile will constitute valid notice of a meeting if receipt thereof is acknowledged by the recipient, with such notice being deemed delivered as of the date of such acknowledgment.  Any notice of a meeting of the Board of Directors or any committee other than a regular meeting must state the purpose thereof; provided, that any notice of a meeting of the Independent Directors for the stated purpose of removing an Independent Director will be deemed also to constitute notice that the resulting vacancy may be filled at such meeting.  Such further notice shall be given as may be required by Delaware law.  Only the business stated or indicated in the notice of a special meeting may be conducted at the special meeting unless the conduct of other business is approved or ratified by the unanimous written consent of all Directors and both Protectors.  Members of the Board of Directors or any committee thereof may participate in and hold a meeting by means of telephone conference, video conference or similar communications arrangements, by means of which all persons participating in the meeting can hear each other, and participation in such meetings will constitute presence in person at the meeting.  A written waiver, signed by the Person entitled to notice, whether before or after the time stated therein, will be deemed equivalent to notice.  Attendance at any meeting will constitute a waiver of notice of such meeting, except where a Person attends the meeting only for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.  To the extent of any conflict between the terms of this Section 6.2(e) and Section 6.5, the provisions of Section 6.5 will control.

(f)           Directors shall be reasonably available to confer with, and respond to inquiries from, the Protectors regarding the business and affairs of the Company.  The Secretary or other appropriate Officer shall cause any notice of a meeting of the Board of Directors or any committee thereof required under this Agreement, including any agenda or statement of purpose of the meeting, to be delivered to the Protectors at the same time and in the same manner that such notice is provided to Directors.

(g)           The Board of Directors may, by unanimous written consent, establish one or more committees, each committee to consist of two or more of the Directors, and the Board of Directors may from time to time adopt a charter for any of such committees.  Any committee, to the extent provided in the resolution of the Board of Directors or in this Agreement, will have and may exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Company; provided that no such committee will have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the Members, any Material Decision, as defined in Section 6.5, (ii) approving or adopting, or recommending to the Members, any action or matter expressly required by this Agreement or the Delaware Act to be submitted to the Members for approval, or (iii) adopting, amending or repealing any provision of this Agreement.  Unless specified by resolution of the Board of Directors, any committee designated pursuant to this Section 6.2(g) shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested.  At every meeting of any such committee, the presence of a majority of all the members thereof will constitute a quorum and the affirmative vote of a majority of the members present at a meeting of which a quorum is present will be necessary for the adoption by the committee of any resolution.

(h)           The Board of Directors shall elect one of the Class X Directors as Chairman of the Board (the “Chairman of the Board”).  The Chairman of the Board, if present and acting, shall preside at all meetings of the Board of Directors and of Members.  If the Chairman is absent from the meeting, any other Director chosen by the Board of Directors shall preside.  In the absence of a Secretary, the chairman of the meeting may appoint any person to serve as secretary of the meeting.

(i)           The Board of Directors has authority to fix the compensation of the Directors, Protectors and Officers.  The Directors and Protectors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and committees of the Board and may be paid a fixed sum for attendance at each meeting of the Board of Directors and committees of the Board or paid a stated salary or paid other compensation as a Director or Protector.  No such payment will preclude any Director or Protector from serving the Company in any other capacity and receiving compensation therefor.  Members of special or standing committees may also receive compensation and expense reimbursement for attending committee meetings.  Any compensation paid to Independent Directors shall not be of such type or amount so as to prevent, per se, their qualifying as “independent directors” of NIKE under the listing standards of the National Securities Exchange that is the primary market for NIKE common stock.

Section 6.3.  Voting of NIKE Shares for Election of NIKE Class A Directors.  So long as (i) the Company owns, or exercises voting control over, any securities of NIKE entitled to vote for the election of directors of NIKE, and (ii) shares of the common stock of NIKE are traded on a National Securities Exchange, the Company will vote such securities for the election of a majority of directors to the NIKE board of directors who (A) qualify as “independent directors” under the listing standards of the National Securities Exchange that is the primary market for NIKE common stock and (B) are independent of PHK and any of his direct descendants.  A person will be deemed, for purposes of this Section 6.3, to be independent of PHK and any of his direct descendants if the Manager or, following the Board Appointment, the Board of Directors, determines in good faith that the person does not have any material financial, transactional, personal or familial relationship to PHK or any of his direct descendants, with “material” for this purpose meaning a standard of relationship (financial, personal or otherwise) that a reasonable person might conclude would influence a director’s objectivity in a manner that would have a meaningful impact on the director’s ability to satisfy requisite fiduciary standards on behalf of all NIKE shareholders.  The Manager or, following the Board Appointment, the Board of Directors may rely conclusively on proxy materials distributed by NIKE in connection with satisfying the purposes of clause (ii)(A) of the immediately preceding sentence of this Section 6.3.

Section 6.4.  Conversion of Shares of NIKE Class A Common Stock.  Upon the 35th anniversary of the date of this Agreement, the Board of Directors shall utilize its best efforts, but subject in all respects to the requirements of applicable law, promptly to convert any shares of NIKE Class A Common Stock then held by the Company into shares of NIKE Class B Common Stock.

Section 6.5.  Material Decisions.

The approval of the Manager or, following the Board Appointment, the Board of Directors is required for (i) making any proposal or recommendation regarding the nomination,

election or appointment of any person as a director or officer of NIKE, (ii) any vote of NIKE Shares or the giving of any consent or the exercise of any similar approval right relating to or deriving from NIKE Shares, (iii) the conversion of NIKE Class A Common Stock held by the Company into NIKE Class B Common Stock, (iv) any Transfer of, or agreement with respect to, NIKE Shares or any interest therein, other than a Pro Rata distribution of Excess NIKE Shares pursuant to Section 4.1(b) or (v) a determination to dissolve the Company (any act or occurrence referenced in (i), (ii), (iii), (iv) or (v) being a “Material Decision”).  Any Material Decision following the Board Appointment must be approved at a meeting of the Board of Directors called in the manner provided in Section 6.2(e), but upon not less than thirty (30) days’ prior written notice to all Directors and to the Protectors, which notice must set out in reasonable detail the nature and terms of the proposed Material Decision.  The required notice of any meeting to consider a Material Decision may only be waived in a writing signed by all Directors and both Protectors.  Action with respect to a Material Decision cannot be approved by unanimous written consent of the Directors prior to the time at which action thereon could be taken at the meeting of the Board called to consider such Material Decision.  The Board must provide the Protectors with written notice of the Board’s decision with respect to any Material Decision taken by written consent.  For the avoidance of doubt, the Protectors may, subject to the “two in twenty-four month” restriction set forth in Section 9.2(a), remove and replace an Independent Director or Directors pursuant to Section 9.2(b) at any time during the thirty-day notice period for a Board meeting to consider a Material Decision.

Section 6.6.  Officers.

(a)           The Manager or, following the Board Appointment, the Board of Directors, will have the power and authority to appoint such officers of the Company with such titles, authority and duties as determined by the Manager or the Board of Directors, as applicable; provided that the Manager or the Board of Directors, as applicable, shall elect or appoint a President, a Treasurer and a Secretary for the Company who, together with such other officers as the Manager or Board of Directors may designate, shall take such administrative, executive and ministerial actions on behalf of the Company as are necessary or desirable in the conduct of the activities of the Company.  Such Persons designated as officers by the Manager or Board of Directors are referred to herein as “Officers.”  Any Officer will have such authority and perform such duties as the Manager or Board of Directors, as applicable, may from time to time delegate to such Officer; provided, that only ministerial acts relating to Material Decisions may be delegated to Officers, the power to approve or disapprove any Material Decision being vested solely in the Manager or the Board pursuant to Section 6.5.  Unless the Manager or Board of Directors specifies otherwise, the assignment of a title to an Officer will constitute the delegation to such Officer of the authority and duties that are customarily associated with that office, subject to any specific delegation of, or restriction on, the authority of such Officer by the Manager or the Board of Directors pursuant to this Section 6.6.  Each Officer will hold his or her designated position for the term, if any, for which such Officer is designated and until his or her successor is duly designated or until his or her death, resignation or removal as provided in this Agreement.  Any individual may hold any number of offices.  Designation of a person as an officer of the Company will not of itself create any contract rights.

(b)           Any Officer may be removed, with or without cause, by the Manager or, following the Board Appointment, by the Board of Directors, provided, however, that such removal will be without prejudice to the contract rights, if any, of the person so removed.  Any officer of the Company may resign at any time upon written notice to the Company.  Any resignation will take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the Company.  The acceptance of a resignation is not necessary to make it effective, unless expressly so provided in the resignation.

ARTICLE VII
MEETINGS OF MEMBERS; ELECTION OF CLASS X DIRECTORS

Section 7.1.  Meetings of Class X Member(s).

(a)           All acts of Class X Member(s) to be taken hereunder shall be taken at an annual or special meeting of the Class X Member(s) or pursuant to the unanimous written consent of the Class X Members in the manner provided in this Article VII.  Subject to Section 7.6(e), which permits action by the written consent of Class X Member(s) in lieu of any meeting thereof, an annual meeting of the Class X Member(s) for the election of Class X Directors and for the transaction of such other business as may properly come before the meeting will be held at such time and place as specified by the Class X Directors, which date must be within 13 months of the last annual meeting of Class X Member(s).  Class X Member(s) and proxyholder(s) not physically present at a meeting of Class X Member(s) may, by means of remote communication participate in such meeting and be deemed present in person and vote at such meeting, provided that the Company shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Class X Member or proxyholder, to provide such Class X Member(s) or proxyholder(s) a reasonable opportunity to participate in the meeting and to record the votes or other action made by such Class X Member(s) or proxyholder(s).

(b)           A failure (i) to hold the annual meeting of the Class X Member(s) at the designated time or (ii) to elect a sufficient number of Class X Directors to conduct the business of the Company will not affect otherwise valid acts of the Company or result in a dissolution of the Company and will not result in any liability of any kind or nature on the part of any Director or other Person.  If the annual meeting for election of Class X Directors is not held on the date designated therefor, the Class X Directors shall cause the meeting to be held as soon as is convenient.  If there is a failure to hold the annual meeting for a period of 90 days after the date designated for the annual meeting, or if no date has been designated, for a period of 18 months after the latest to occur of the date of this Agreement or its last annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any Class X Member or Director.  The Class X Units present at such meeting, either in person or by proxy, and entitled to vote thereat, will constitute a quorum for the purpose of such meeting, notwithstanding any provision of this Agreement to the contrary.  The Delaware Court of Chancery may issue such orders as may be appropriate, including orders designating the time and place of such meeting, the Record Date for determination of Class X Member(s) entitled to vote, and the form of notice of such meeting.

(c)           Special meetings of the Class X Member(s) may be called only by the Board of Directors, by a Class X Director or by a Class X Member.

Section 7.2.  Notice of Meetings of Class X Members.

(a)           Written or printed notice stating the place, day and hour of each meeting of the Class X Member(s) and, in the case of a special meeting, the purpose(s) for which the meeting is called, must be delivered, not less than ten nor more than sixty days before the date of the meeting, in accordance with Section 14.4, other than via facsimile or e-mail, to each Record Holder who is entitled to vote at such meeting, provided that notice sent via e-mail or facsimile will constitute valid notice of a meeting if receipt thereof is acknowledged by the recipient, with such notice being deemed delivered as of the date of such acknowledgment.  Such further notice shall be given as may be required by Delaware law.  Any business to be conducted at an annual meeting of the Class X Member(s) in addition to the election of Class X Directors must be set forth in the notice of such meeting.  Only such business may be conducted at an annual or a special meeting of Class X Member(s) as shall have been brought before the meeting pursuant to the notice of meeting.  A written waiver, signed by the Person entitled to notice, whether before or after the time stated therein, will be deemed equivalent to notice.  Attendance at any annual or special meeting will constitute a waiver of notice of such meeting, except where a Person attends the meeting only for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(b)           The Class X Directors shall designate the time and place of meeting for any annual meeting or for any special meeting of the Class X Member(s).  If no designation is made, the place of meeting will be the principal office of the Company.  The Class X Directors shall also designate the business, if any, to be conducted at any annual meeting of the Class X Member(s) in addition to the election of Class X Directors.

Section 7.3.  Record Date.  For purposes of determining the Class X Member(s) entitled to notice of or to vote at a meeting of the Class X Member(s) or to give approvals without a meeting as provided in Section 7.6(e), the Board of Directors may set a Record Date, which will not be less than 10 nor more than 60 days before (1) the date of the meeting or (2) in the event that approvals are sought without a meeting, the date by which Class X Member(s) are requested to give such approvals.  If no Record Date is fixed by the Board of Directors, then (a) the Record Date for determining Class X Member(s) entitled to notice of or to vote at a meeting of Class X Member(s) will be at the close of business on the day next preceding the day on which notice is given and (b) the Record Date for determining the Class X Member(s) entitled to give approvals without a meeting will be the date the first written approval is deposited with the Company in care of the Board of Directors.  A determination of Class X Member(s) of record entitled to notice of or to vote at a meeting of Class X Member(s) will apply to any adjournment or postponement of the meeting.

Section 7.4.  Conduct of Meeting; Adjournment.  The Chairman of the Board, if any, will preside at meetings of the Class X Member(s), and the records of each such meeting will be kept by, or under the direction of, the Secretary.  In the absence or inability of either the Chairman of the Board or Secretary to so serve, their respective duties are to be performed by the person given the authority to act for the absent or non-acting officer pursuant to the vote of a majority of the Class X Units present at such meeting, either in person or by proxy.  The Officer or person presiding at the meeting may adjourn any meeting of the Class X Member(s), whether for lack of a quorum or any other reason.  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment lasts for more than 30 days.  At the adjourned meeting, the Class X Member(s) may transact any business that might have been transacted at the original meeting.  If the adjournment is for more than 30 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting must be given in accordance with this Article VII.  Class X Directors have full power and authority concerning the manner of conducting any meeting of the Class X Member(s), including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this Article VII, the conduct of voting, the validity and effect of any proxies, and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting.

Section 7.5.  Waiver of Notice; Approval of Meeting.  Whenever notice to the Class X Member(s) is required to be given under this Agreement, a written waiver, signed by the Person entitled to notice, whether before or after the time stated therein, will be deemed equivalent to notice.  Attendance of a Person at any such meeting of the Class X Member(s) will constitute a waiver of notice of such meeting, except where such Person attends the meeting only for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Class X Member(s) need be specified in any written waiver of notice unless so required by resolution of the Board of Directors.  The appropriate officers of the Company shall cause all waivers and approvals to be filed with the Company records or made part of the minutes of the meeting.

Section 7.6.  Quorum; Required Vote or Consent for Member Action; Removal of Class X Directors.

(a)           At any meeting of the Class X Member(s), a majority of the Outstanding Class X Units, represented in person or by proxy, will constitute a quorum.  The submission of matters to Class X Member(s) for approval and the election of Class X Directors may occur only at a meeting of the Class X Member(s) duly called and held in accordance with this Agreement at which a quorum is present; provided, however, that the Class X Member(s) present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Class X Member(s) to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Interests specified in this Agreement. In the absence of a quorum, any meeting of Class X Member(s) may be adjourned from time to time by the chairman of the meeting to another place or time.

(b)           Each outstanding Class X Unit will be entitled to one vote per Unit on all matters submitted to Class X Member(s) for approval and in the election of Class X Directors.  Except as otherwise provided in this Agreement, all matters submitted to Class X Member(s) for approval, including election of Class X Directors, will be determined by a majority of the votes cast affirmatively or negatively by Class X Member(s) holding Outstanding Class X Units unless a greater percentage is required with respect to such matter under the Delaware Act or under the provisions of this Agreement, in which case the approval of Class X Member(s) holding Outstanding Class X Units that in the aggregate represent at least such greater percentage will be required.  Class X Directors will be elected by a plurality of the votes cast for each Class X Board Seat. Any Class X Director, and all Class X Directors, may be removed from office at any time, with or without cause, by Act of the Class X Member(s), subject to Section 7.6(d).

(c)           Vacancies in Class X Board Seats (whether resulting from the death, Disability, resignation or removal of a Class X Director) may be filled only by the Act of the Class X Member(s), subject to the right of the Independent Directors and the Protectors to remove and replace one Class X Director as provided in Section 7.6(d).  Subject to Section 7.6(d), any Class X Director appointed to fill a vacancy in a Class X Board Seat will hold office until the next annual meeting of Class X Member(s) and until his or her successor has been duly elected and qualified or until such Director’s earlier death, resignation or removal.

(d)           Notwithstanding any provision in this Agreement to the contrary, but subject to the limitations set forth in this Section 7.6(d) below, one Class X Director may be removed and replaced from time to time, with or without cause, pursuant to the approval of two Independent Directors and both Protectors by delivery of written notice of such action, signed by two Independent Directors and both Protectors, to the Company, with such notice being effective upon receipt by the Company without the taking of any further action by any Person.  Such notice shall also designate the replacement Class X Director, who shall be deemed appointed to the Board upon the effectiveness of such notice.  If a Class X Board Seat is vacant, two Independent Directors and both Protectors may, subject to the limitations set forth in this Section 7.6(d) below, appoint an individual to fill such vacancy pursuant to the process provided in the previous sentence.  If one Class X Director holds both Class X Board Seats, two Independent Directors and both Protectors will have the right under this under this Section 7.6(d) to remove and replace such Director with respect to one of the Class X Board Seats.  The right of two Independent Directors and both Protectors to remove and replace a Class X Director under this Section 7.6(d), or to fill a vacancy in a Class X Board Seat, may only be exercised with respect to one Class X Board Seat at any given time, such that only one Class X Director appointed pursuant to this Section 7.6(d) may serve on the Board at one time and the Class X Member(s) shall at all times have the right to elect and remove the Director for at least one Class X Board Seat.  Notwithstanding any provision in this Agreement to the contrary, the Class X Member(s) shall not be authorized to remove a Class X Director appointed by two Independent Directors and both Protectors pursuant to this Section 7.6(d) (including at any annual or special meeting of Class X Member(s)) until such time as two Independent Directors and both Protectors determine to return the relevant Class X Board Seat to the control of the Class X Member(s), which shall be accomplished by delivery of written notice to the Company, signed by two Independent Directors and both Protectors, setting forth such action.  Two Independent Directors and both Protectors shall have control over the Class X Board Seat to which they have appointed a Class X Director pursuant to this Section 7.6(d) until they elect to return control of the Board Seat to the Class X Members in accordance with the previous sentence (i.e., two Independent Directors and both Protectors will have the power, pursuant to the process provided above for effecting the removal and replacement of a Class X Director, to replace such Class X Director at any time, including in the event of the death or Disability of such Class X Director, prior to return of control of the Board Seat to the Class X Members).  A Class X Director occupying a Class X Board Seat that has been returned to the control of the Class X Member(s) as provided in the previous sentence remains subject to removal pursuant to this Section 7.6(d).  For a period of 12 months following the return of a Class X Board Seat to the control of Class X Members, two

Independent Directors and both Protectors may not remove and replace the other Class X Director pursuant to this Section 7.6(d) (i.e., the Class X Director that the Independent Directors and Protectors did not appoint) if the Class X Director appointed pursuant to this Section 7.6(d) is currently serving.  The Independent Directors and the Protectors may act pursuant to this Section 7.6(d) in the exercise of their respective sole and absolute discretion.

(e)           Any action required or permitted to be taken at a meeting of the Class X Member(s), including the election of Class X Directors, may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, are signed by all Class X Member(s).

Section 7.7.  Meetings of Class Y Members; Members Acting as a Single Class.  If, notwithstanding the absence of voting rights in the Class Y Units as provided in this Agreement, it is determined that the approval of holder(s) of the Class Y Units is required under the Delaware Act or other applicable law with respect to any matter, whether as a separate class or with the Class X Units as a single class, then the approval of the Class Y Member(s) will be subject to the terms of Sections 7.1 through 7.6 other than 7.6(d), with references therein to Class X Directors, Class X Units, and Class X Member(s) being deemed changed to refer to the Board of Directors, Class Y Units and Class Y Member(s) as necessary to give effect to the terms of such provisions in the context of either required approval by the Class Y Units as a separate class or Class Y Units and Class X Units acting as a single class.

ARTICLE VIII
INDEPENDENT DIRECTORS

Section 8.1. Annual Meeting of Independent Directors; Election of Independent Directors.  An annual meeting of the Independent Directors will be held each year at a time, place and date designated by a majority of the Independent Directors, which date will not be later than 90 days after the date of the last annual meeting of the Class X Members or the written consent in lieu thereof.  If no designation of place is made, the place of meeting will be the principal office of the Company.  Written or printed notice stating the place, day and hour of each annual meeting of the Independent Directors must be delivered, not less than ten nor more than sixty days before the date of the meeting, in accordance with Section 14.4, other than via facsimile or e-mail, to each Independent Director; provided, that notice sent via e-mail or facsimile will constitute valid notice of a meeting if receipt thereof is acknowledged by the recipient, with such notice being deemed delivered as of the date of such acknowledgment.  Such further notice shall be given as may be required by Delaware law.  The business to be transacted at an annual meeting of the Independent Directors need not be specified in any notice or written waiver of notice.  A written waiver, signed by the Person entitled to notice, whether before or after the time stated therein, will be deemed equivalent to notice.  Attendance of an Independent Director at any annual meeting will constitute a waiver of notice of such meeting, except where such Independent Director attends the meeting only for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.  Two Independent Directors will represent a quorum at the annual meeting of the Independent Directors.  Subject to Sections 8.2 and 8.3, at each annual meeting at which a quorum is present, the Independent Directors shall elect the Independent Directors, which election may, subject to the age restrictions set forth in Section 8.4, consist of the re-election of any or all of the current

Independent Directors.  The election of the Independent Directors may be effected without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, are signed by all of the Independent Directors, provided that there are at least two Independent Directors then in office.  A failure (i) to hold the annual meeting of the Independent Directors at the designated time or (ii) to elect a full slate of Independent Directors will not affect otherwise valid acts of the Company or result in a dissolution of the Company.

Section 8.2. Removal of Independent Directors.

(a)           Subject to Section 8.2(b), an Independent Director may be removed from office at any time, with or without cause, upon the affirmative vote of two other Independent Directors at a meeting of Independent Directors called for that purpose; provided any Independent Director appointed by the Protectors pursuant to Section 9.2 cannot be removed by the other Independent Directors, including at the annual meeting of Independent Directors, for a period of 90 days following his or her appointment by the Protectors.  The meeting of Independent Directors pursuant to this Section 8.2 will be considered to be a meeting of a committee of the Board of Directors solely for purposes of calling such meeting and giving notice thereof.  Independent Directors may also be removed and replaced by the Protectors pursuant to Section 9.2.

(b)           At any time two Independent Board Seats are occupied by Directors who were both appointed by the Protectors during the previous 24-months pursuant to the Protector’s right to remove and replace Independent Directors under Section 9.2, then the two Independent Directors so appointed by the Protectors may not remove and replace the third Independent Director unless the removal and replacement of the third Independent Director is approved by the Class X Directors.  Independent Directors proposing the removal and replacement of the third Independent Director under the circumstances described in the preceding sentence shall use the same process as prescribed for the removal and replacement of Independent Directors under Section 9.2, with the Independent Directors initiating the process following the procedure applicable to the Primary Protector and the Class X Directors following the procedure applicable to the Deputy Protector.

Section 8.3  Vacancies in Independent Board Seats.

Vacancies in Independent Board Seats will, subject to the rights of the Protectors to remove and replace Independent Directors pursuant to Section 9.2, be filled as follows:

(i)            if there is a single vacancy in an Independent Board Seat resulting from the death, Disability, resignation (other than a resignation that is subject to Section 9.2(c)) or removal of an Independent Director pursuant to the vote of the Independent Directors, such vacancy shall be filled by the affirmative vote of a majority of the remaining Independent Directors (which may be effected by the unanimous written consent of the remaining Independent Directors);

(ii)            if there are two vacant Independent Board Seats resulting from the death, Disability, resignation (other than a resignation that is subject to Section 9.2(c)) or removal of an Independent Director pursuant to the vote of the Independent Directors (i.e., there is a death or resignation of an Independent

Director following removal of an Independent Director by vote of the Independent Directors), one vacancy shall be filled by the remaining Independent Director and one vacancy shall be filled by the Protectors, with the Protectors using the same process as prescribed for the removal and replacement of Independent Directors under Section 9.2; and

(iii)            if at any time all of the Independent Board Seats are vacant for any reason, the Protectors shall (A) fill two of the Independent Board Seats using the same process as prescribed for the removal and replacement of Independent Directors under Section 9.2, provided the Protectors may, in their discretion, appoint two Independent Directors in a single notice, and (B) propose to the Class X Member(s) in writing a nominee to fill the remaining Independent Board Seat, which nominee will be appointed to the remaining Independent Board Seat only upon the Approval of the Class X Member(s).

The appointment or nomination by the Protectors of Independent Directors to fill vacancies on the Board pursuant to this Section 8.3 will not count against the “two in 24-months” limitation applicable to the Protectors in Section 9.2(a).  Any individual appointed to fill a vacancy in an Independent Board Seat will hold office until the next annual meeting of the Independent Directors and until his or her successor has been duly elected and qualified or until such Director’s earlier death, resignation or removal.  If, under (i) or (ii) above, the Independent Director or Directors fail to fill a vacancy in an Independent Board Seat that they are charged with filling within 90 days of the Board Seat becoming vacant, the Independent Directors will no longer have the right to fill such Board Seat and the vacancy shall be filled by the Protectors pursuant to the process in Section 9.2 referenced above.

Section 8.4. Qualifications of Independent Directors.  In electing or appointing Independent Directors, there shall be a non-binding preference for the Independent Directors and the Protectors, as appropriate, to appoint or elect individuals to, or fill vacancies in, the Independent Board Seats such that the Independent Directors will be comprised of  two or three directors of NIKE and zero or one individual who is not a director of NIKE (but who may be a former NIKE director).  The preferences set forth in the previous sentence are precatory only, and the failure of the Class X Member(s), the Independent Directors or the Protectors to appoint or elect Directors to the Independent Board Seats who satisfy the preferences expressed therein will not result in any liability of any kind or nature to any Person, including the Company and its Members, on the part of any Class X Member, Independent Director or Protector, nor will the authority, status or term of any Director elected or appointed as an Independent Director be in any way impaired or restricted as a result of his or her failure to satisfy such preferences either at the time of his or her appointment or election or thereafter.  Unless waived with respect to a specific Independent Director by a majority of the Independent Directors, the Independent Directors shall have a mandatory retirement age of 75, such that an Independent Director may hold office until the first annual meeting of Independent Directors following his or her 75th birthday and may vote on all matters of business to be addressed at such annual meeting, including the election of Independent Directors, but shall not be re-elected as an Independent Director at such annual meeting.

ARTICLE IX
PROTECTORS

Section 9.1.  The Protectors.  At the time of the Board Appointment, the Class X Member(s) shall designate two individuals, neither of whom may be a Director, as the “Protectors” for the Company, to possess the rights and powers granted to the Protectors pursuant to Section 9.2 and elsewhere in this Agreement.  One Protector shall be designated as the “Primary Protector” and the other Protector will be the “Deputy Protector.”  A person designated as a Protector will serve in such capacity until his or her resignation, death, Disability or removal and replacement in accordance with Section 9.3 and will, if necessary, be replaced in accordance with Section 9.4.  The Protectors shall be given access to information regarding the business and affairs of the Company to the extent reasonably required to fulfill their role as Protectors.  Upon the Company’s receipt of written notification of a Protector’s Disability, he or she will be deemed removed effective immediately and his or her Successor Protector will be deemed immediately appointed as a Protector to fill the resulting vacancy with no further action on the part of any Person.

Section 9.2.  The Power of the Protectors to Remove and Replace Independent Directors.

(a)           The Protectors may, in accordance with the procedure set forth in this Section 9.2 and in the exercise of their respective sole and absolute discretion, remove up to two of the Independent Directors, with or without cause, during any consecutive 24-month period and shall appoint a new Independent Director or Directors to fill any vacancy thus created; provided that (i) the removal of an Independent Director by the Protectors will not count as a removal for purposes of the “two in 24-months” limitation above if the replacement Independent Director appointed by the Protectors subsequently resigns, dies or becomes Disabled or is removed as an Independent Director by the Protectors pursuant to this Section 9.2 or by the other Independent Directors pursuant to Section 8.2 within 24-months of his or her appointment by the Protectors and (ii) the Protectors may not remove and replace an Independent Director if, within the previous 24 months, the Protectors appointed the other two Independent Directors then serving, whether such appointments were made pursuant to this Section 9.2 or pursuant to Sections 8.3(ii) or 8.3(iii)(A).  An Independent Director approved by the Class X Member(s) following his or her proposal by the Protectors pursuant to Section 8.3(iii)(B) will not be considered to have been appointed by the Protectors for purposes of the preceding sentence.  In any case referenced under (i) of the first sentence of this paragraph, the Protectors shall not be treated as having removed such Independent Director for purposes of determining the “two in 24-months limitation”.  In exercising their discretion to remove and replace Independent Directors pursuant to this Section 9.2, the Protectors shall take into account solely the interests of the Company and its Members.

(b)           As between the Protectors, only the Primary Protector may initiate the removal of an Independent Director.  For the Primary Protector to initiate the removal of an Independent Director or Independent Directors, the Primary Protector must provide written notice, signed and dated by the Primary Protector to indicate the day on which signed (a “Director Removal and Replacement Notice”), to the Deputy Protector setting forth (i) the Independent Director or Independent Directors that the Primary Protector proposes to remove, and (ii) the proposed replacement or replacements for the Independent Director or Independent Directors proposed to be removed.  The Director Removal and Replacement Notice need not set forth any reason for the proposed removal or removals and may be executed in counterparts.  If the Deputy Protector wishes to approve the Director Removal and Replacement Notice, he or she shall deliver a signed copy to the Primary Protector within twenty (20) days following the date of the Director Removal and Replacement Notice. The Primary Protector may then proceed to effect the removal of the Independent Director or Independent Directors identified as being removed in the Director Removal and Replacement Notice by delivery of a copy of the Director Removal and Replacement Notice to the Company.  The Director Removal and Replacement Notice, signed by both Protectors, will be deemed effective if received by the Company no later than the thirtieth (30th) day following the date of the Director Removal and Replacement Notice.  Upon receipt by the Company of an effective Director Removal and Replacement Notice, the Independent Director or Independent Directors identified therein as being removed will be deemed to be immediately removed from office, and the Designated Replacement Director or Directors named therein will be deemed immediately appointed to fill the resulting vacancy or vacancies on the Board, with no further action on the part of any Person.  The Company shall notify promptly a removed Independent Director of his or her removal and a new Independent Director of his or her appointment as an Independent Director.  The Deputy Protector may determine in his or her sole and absolute discretion whether to execute and deliver to the Primary Protector any Director Removal and Replacement Notice, but the Deputy Protector is not authorized to make any changes to a Director Removal and Replacement Notice.  If the Deputy Protector, upon receiving a Director Removal and Replacement Notice, does not execute and deliver a signed copy thereof to the Primary Protector within the twenty-day period referenced above, the Director Removal and Replacement Notice will be deemed rejected by the Deputy Protector and will be of no further force or effect.  Subject to the limitation that the Protectors may remove not more than two Independent Directors in any consecutive 24-month period, there is no limit on the number of Director Removal and Replacement Notices that may be delivered by the Primary Protector, and the Primary Protector may propose the removal of the same Independent Director or Directors, and recommend the same individual as a Designated Replacement Director, on multiple occasions.  If an effective Director Removal and Replacement Notice is deemed received by the Company on the same day that action is taken by the Board of Directors with respect to a Material Decision pursuant to Section 6.5 that would require the approval of the Director subject to the Director Removal and Replacement Notice, the Protector Removal and Replacement Notice will control, even if received following the relevant Board action, such that any action taken on that day by the Board of Directors, including any action on any matter that is not a Material Decision that would require the approval of the Director subject to the Director Renewal and Replacement Notice, will be deemed cancelled and of no force or effect.

(c)           The refusal of a replacement Independent Director named in a Director Removal and Replacement Notice or in a Vacancy Appointment Notice, as defined below (any such individual being a “Designated Replacement Director”), to act as an Independent Director will not invalidate, delay or otherwise affect the removal of any Independent Director who is removed in accordance with Section 9.2(b).  If a Designated Replacement Director (i) prior to (x) attending a meeting of the Board or (y) signing any written consent in lieu of any meeting of the Board or any Board committee, either (A) resigns as an Independent Director or states in writing (including communications via e-mail or other electronic means) to a Protector or the Company his or her intention not to serve as an Independent Director or (B) dies or becomes Disabled, or (ii) attends his or her initial meeting of the Board or any Board committee solely for the purpose of resigning or stating his or her intention not to serve as an Independent Director, such

Designated Replacement Director will be deemed to have refused to serve as an Independent Director and the Independent Board Seat to which he or she was appointed will be deemed vacant effective immediately.  The resulting vacancy in the Independent Board seat to which such Designated Replacement Director had been appointed shall be filled in accordance with the same process for the designation of a replacement Independent Director pursuant to Section 9.2 (a), designating the person appointed to fill such vacancy (a “Vacancy Appointment Notice”).  Upon receipt by the Company of a copy of the Vacancy Appointment Notice signed by both Protectors, the individual identified in the Vacancy Appointment Notice will be deemed immediately appointed as an Independent Director to fill the relevant vacancy on the Board with no further action on the part of any Person.  The Company shall notify promptly the individual named in the Vacancy Appointment Notice of his or her appointment as an Independent Director.

Section 9.3.  Removal of Protectors by Board and Protector Action.  Either Protector, but not both Protectors at the same time, may be removed from time to time pursuant to written notice to the Company of such removal (a “Collective Protector Removal Notice”) signed by (i) two Independent Directors, (ii) the Class X Directors and (iii) either (A) in the case of the removal of the Primary Protector, the Deputy Protector, or (B) in the case of the removal of the Deputy Protector, the Primary Protector.  A Collective Protector Removal Notice must name the replacement for the Protector being removed.  The Collective Protector Removal Notice need not set forth any reason for the removal.  Any removal of a Protector pursuant to a Collective Protector Removal Notice will be deemed also to constitute the removal of all Successor Protectors previously designated by the removed Protector.  A Collective Protector Removal Notice will be effective immediately upon receipt by the Company of the duly executed Collective Protector Removal Notice with no further action on the part of any Person.  There is no limit on the number of Collective Protector Removal Notices that may be utilized hereunder, and a Protector named as a replacement in one Collective Protector Removal Notice may, without any lapse of time or other condition, be removed pursuant to a later Collective Protector Removal Notice.  The Company shall promptly notify a removed Protector and Successor Protector of his or her removal and a new Protector of his or her appointment.  The removal of a Protector pursuant to this Section 9.3 during such time as a Director Removal and Replacement Notice is outstanding pursuant to Section 9.2(b) will have the effect of negating and cancelling such Director Removal and Replacement Notice if it has not yet become effective.  If a duly executed and timely submitted Director Removal and Replacement Notice and a duly executed and timely delivered Collective Protector Removal Notice are deemed received by the Company on the same day pursuant to Section 14.4, the Collective Protector Removal Notice will control, such that the Director Removal and Replacement Notice will be deemed cancelled and of no force or effect.

Section 9.4.  Designation of Successor Protectors.

(a)           A Protector shall deliver to the Company a written notice designating his or her successor, which may be an Institution, in the event of such Protector’s resignation, death or Disability (a Person so designated by a Protector being referred to herein as a “Successor Protector”), which designation may be changed by such Protector at any time by written notice of such change delivered to the Company.  A Protector may name multiple alternative Successor Protectors and designate the order in which they will serve should one or more of such Successor

Protectors be unable or unwilling to serve as a Protector.  At the time of a Protector’s death, Disability or resignation, the Successor Protector will be deemed immediately to replace the Protector with no further action on the part of any Person.  If at the time of a Protector’s resignation, death, or Disability such Protector has failed to designate a Successor Protector, then such Protector’s replacement shall be designated promptly by the remaining Protector by written notice to the Company, subject to the other provisions of the Agreement.  There shall be a non-binding preference for the Protectors to appoint individuals, rather than Institutions, as Successor Protectors.  The preference set forth in the previous sentence is precatory only, and the designation by any Protector of an Institution as a Successor Protector will not result in any liability of any kind or nature to any Protector, including any Institutional Protector, nor will the authority or status of any Institutional Protector be in any way impaired or restricted as a result of its failure to satisfy such preference.

(b)           If both Protectors have resigned, died, or become Disabled and there is no Successor Protector for either Protector, a new Primary Protector will be appointed by reference to the Institutional Successor Protectors named by previous Primary Protectors, beginning with the immediately preceding Primary Protector.  (For example, if the immediately preceding Primary Protector designated one or more Institutional Successor Protectors which have not yet been asked to serve as a Protector, each such Institution will, in the order of their designation by that Primary Protector as Successor Protectors, be asked to serve as Primary Protector pursuant to this Agreement.  If no Institution was named as a Successor Protector by the immediately preceding Primary Protector, or any Institutions so designated decline to serve as Primary Protector, then the Institutional Successor Protectors, if any, appointed by the next preceding Primary Protector will be asked to serve, and so on, until an Institution previously named by a Primary Protector as a Successor Protector accepts the position of Primary Protector.)  Within 90 days following the acceptance by an Institution of the position of Primary Protector pursuant to this Section 9.4(b), the Class X Directors shall appoint a new Deputy Protector.  If the Class X Directors fail to appoint a Deputy Protector within such 90-day period, the Primary Protector shall appoint the Deputy Protector.

ARTICLE X
INDEMNIFICATION AND EXCULPATION OF LIABILITY; STANDARDS OF CONDUCT

Section 10.1.  Indemnification.

(a)           To the fullest extent permitted by law as it currently exists and to such greater extent as applicable law hereafter may permit, but subject to the limitations expressly provided in this Agreement, the Company shall indemnify, hold harmless and defend any Person who was or is a party or is threatened to be made a party to, or otherwise requires representation of counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) by reason of such Person’s status as an Indemnitee or by reason of any action alleged to have been taken or omitted in such capacity, against losses, expenses (including legal fees and expenses), judgments, fines, damages, penalties, interest, liabilities and amounts paid in settlement (to the extent permitted hereunder) actually and reasonably incurred by the Indemnitee in connection with such action, suit or proceeding; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction (a “Final Adjudication”) determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to Section 10.1(a), the Indemnitee acted in bad faith (or omitted to act in a manner such that the omission constituted bad faith), with gross negligence, engaged in fraud, willful misconduct or, in the case of a criminal matter, is convicted of a crime or acted with knowledge that the Indemnitee’s conduct was unlawful (any such act or failure to act, “Excluded Behavior”); provided, however, that the Company shall indemnify any such Person seeking indemnification in connection with a proceeding (or part thereof) initiated by such Person only if such proceeding (or part thereof) was authorized in writing by the Manager or, following the Board Appointment, the unanimous written consent of the Board of Directors, or is a proceeding to enforce such Person’s claim to indemnification or advancement of expenses pursuant to the rights granted by this Agreement.  The termination of any action, suit or proceeding by judgment, order, settlement (to the extent permitted hereunder), or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the Person engaged in Excluded Behavior.

(b)           To the extent an Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 10.1(a), or in the defense of any claim, issue or matter therein, such Indemnitee shall be indemnified against expenses (including legal fees and expenses) actually and reasonably incurred by such Indemnitee in connection therewith.  The Indemnitee’s expenses incurred in connection with successfully establishing such Indemnitee’s right to indemnification or advances, in whole or in part, in any proceeding shall also be paid or reimbursed by the Company in accordance with Section 10.1(j).

(c)           To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee in defending any action, suit or proceeding referred to in Section 10.1(a) with respect to which the Indemnitee may be entitled to indemnification thereunder shall be advanced from time to time by the Company prior to the final disposition of such action, suit or proceeding and in advance of any determination that such Indemnitee is not entitled to be indemnified, upon receipt of a written affirmation from such Indemnitee that in good faith such Indemnitee believes that he or she is entitled to be indemnified by the Company; and a written undertaking by or on behalf of such Indemnitee to repay such amount if it is ultimately determined by a Final Adjudication that such Indemnitee is not entitled to be indemnified by the Company as authorized in this Section 10.1.

(d)           The indemnification, advancement of expenses and other provisions of this Section 10.1 will be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and will continue as to an Indemnitee who has ceased to serve in such capacity and will inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.  The indemnification, advancement of expenses and other provisions of this Section 10.1 may be limited to any extent so provided by the terms of any contract or agreement between the Company and any Indemnitee.  Any agreement or undertaking pursuant to which the Company purports to grant to any Person indemnification rights in addition to those set forth in this Agreement (except as contemplated by Section 10.1(k)) must be approved in writing by the holder(s) of all Outstanding Units.

(e)           The Company may purchase and maintain insurance, on behalf of its Managers, Directors, Officers, Protectors and such other Persons as the Board of Directors shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company’s activities or such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(f)           Upon the Company becoming aware of any event or circumstances in respect of which a claim is to be made against the Company under this Article X, the following procedures and rights shall apply to the relevant proceeding:

(i)            The Company shall be entitled to participate in the proceeding at its own expense.

(ii)            Except as otherwise provided in this paragraph (f), the Company may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense of the proceeding, with legal counsel reasonably satisfactory to the Indemnitee.  The Indemnitee shall have the right to use separate legal counsel in the proceeding, but the Company shall not be liable to the Indemnitee  under this Article X for the fees and expenses of separate legal counsel incurred after notice from the Company of its assumption of the defense, unless the Indemnitee reasonably concludes that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of the proceeding (in which case the Company shall only be liable for the reasonable and actual cost of one separate legal counsel and one separate local counsel), provided the Company shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Company or as to which the Indemnitee has so concluded.

(iii)            If two or more persons who may be entitled to indemnification from the Company, including the Indemnitee seeking indemnification, are parties to any proceeding, the Company may require the Indemnitee to use the same legal counsel as the other parties. The Indemnitee shall have the right to use separate legal counsel in the proceeding, but the Company shall not be liable to the Indemnitee under this Article X for the fees and expenses of separate legal counsel incurred after notice from the Company of the requirement to use the same legal counsel as the other parties, unless the Indemnitee reasonably concludes that there may be a conflict of interest between the Indemnitee and any of the other parties required by the Company to be represented by the same legal counsel (in which case the Company shall only be liable for the reasonable and actual cost of one separate legal counsel and one separate local counsel).

(iv)            The Company shall not be liable to indemnify the Indemnitee under this Article X for any amounts paid in settlement of any proceeding effected without its written consent, which shall not be unreasonably withheld, conditioned or delayed.  The Indemnitee shall permit the Company to settle any proceeding for which the Company assumes the defense, except that the Company shall not settle any action or claim in any manner that would impose any penalty or limitation on the Indemnitee without such person’s written consent (other than monetary damages to the extent indemnified by the Company).

(g)           Notwithstanding any provision in this Article X, the Company shall not be obligated under this Article X to make any indemnification or advance any expenses in connection with any claim made by the Company against any Indemnitee:

(i)            for which payment is required to be made to or on behalf of the Indemnitee under any insurance policy, except with respect to any excess amount to which the Indemnitee is entitled under this Article X beyond the amount of payment under such insurance policy; or

(ii)            if a court having jurisdiction in the matter finally determines that such indemnification is not lawful under applicable law.

(h)           Any indemnification pursuant to this Section 10.1 will be made only out of the assets of the Company, it being agreed that neither the Members nor any other Person will be personally liable for such indemnification and will have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification; provided, however, that if an Indemnitee successfully asserts a claim for indemnification or advancement of expenses under this Section 10.1 and a portion of the claim remains unpaid after both payment by the Company to the extent of all available Company assets and the payment by insurance carriers of all amounts representing all available coverage for such claim (the unpaid portion of such indemnity claim being the “Unpaid Indemnity Claim”), then each Person who was a holder of any Interest in the Company at the time of the event, circumstance or occurrence giving rise to the claim and who, within the three-year period immediately thereafter, receives cash or other assets from the Company pursuant to any distribution with respect to, or any redemption by the Company of, any Interest in the Company will be obligated to pay the Indemnitee, on a several basis and not jointly with other Interest holders, a Pro Rata portion of the Indemnitee’s Unpaid Indemnity Claim based on each Interest holder’s Percentage Interest at the time of the event, circumstance or occurrence giving rise to the claim.  The obligation of any such Interest holder in respect of an Unpaid Indemnity Claim pursuant to the previous sentence will be limited to (i) fifty percent (50%) of the cash or other assets received by the Interest holder from the Company pursuant to any distribution with respect to, or any redemption by the Company of, any Interest in the Company occurring within three years after the event, circumstance or occurrence giving rise to the Unpaid Indemnity Claim and (ii) shall in no event exceed, the sum of (A) the amount of any cash distributed by the Company and received by such Person, reduced by any federal or state tax liability of such Person arising from or in connection with such distribution or from the gain or income allocated to such Person by the Company with respect to any transaction of the Company giving rise to such cash distribution (such as the sale by the Company of assets of the Company for cash, followed by the distribution by the Company to such Person of its share of cash from such sale, and with the allocation of taxable income or gain by the Company to such Person of its share of gain from such sale), with such tax liability in turn reduced by any actual tax benefits realized by such Member (i.e., actual reduction in tax liability) arising from any actual payments by the Person to any Indemnitee hereunder, and (B) in the event that the Company makes distributions to the Person using in-kind assets other than cash, whether liquid or illiquid, (i) to the extent the Person has not sold or liquidated such in-kind assets at the time of payment to the Indemnitee hereunder, such obligation shall not exceed the after-tax fair market value of such assets in the hands of such Person at the time of the payment of any such claim to Indemnitee, with such tax or deemed tax to include federal and state tax that would be incurred by such Person if such assets were sold at their fair market value at the time of payment, with any such tax liability or deemed tax liability in turn reduced by any actual tax benefits realized by such Person (i.e., actual reduction in tax liability) arising from any actual payments by the Person to any Indemnitee hereunder and (ii) to the extent the Person has sold or liquidated any such in-kind assets distributed to it by the Company, the obligation shall not exceed the after tax value or proceeds from such sale or liquidation, with any such tax liability or expected tax liability in turn reduced by any actual tax benefits realized by such Person (i.e., actual reduction in tax liability) arising from any actual payments by the Person to any Indemnitee hereunder.  The limited obligation of a current or former Interest holder pursuant to this Section 10.1(h) shall be solely for the benefit of and may only be asserted and enforced by an Indemnitee to the limited extent expressly set forth in this Section 10.1(h), and may not be relied upon, claimed or enforced by any other Person, including the Company or any creditor of the Company.

(i)           An Indemnitee will not be denied indemnification in whole or in part under this Section 10.1 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement pursuant to Section 10.3.

(j)           If a claim under Section 10.1 is not paid in full by the Company within 100 days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period will be 45 days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the reasonable expenses of prosecuting or defending such suit.  In (A) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (B) in any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company will be entitled to recover such expenses upon a Final Adjudication that the Indemnitee has not met the applicable requirements or  standard for indemnification set forth in this Agreement.  Neither the failure of the Company (including its Manager, Directors who are not parties to such action, a committee of such Directors, independent legal counsel, or its Members) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in this Agreement, nor an actual determination by the Company (including its Manager, Directors who are not parties to such action, a committee of such Directors, independent legal counsel, or its Members) that the Indemnitee has not met the applicable standard of conduct will create a presumption that the Indemnitee has not met the applicable standard of conduct, or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.

(k)           The Company may, pursuant to a separate written agreement, indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Company) by reason of the fact that the Person is or was an employee or agent of the Company, to the extent (A) permitted by the laws of the State of Delaware as from time to time in effect, and (B) authorized by the Manager, or upon the Board Appointment, the unanimous written consent of the Board of Directors.  The Company may, to the extent permitted by Delaware law and authorized by the Manager, pay expenses (including legal fees and expenses) reasonably incurred by any such employee or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, upon such terms and conditions as the Manager determines.  The provisions of this Section 10.1(k) shall not constitute a contract right for any such employee or agent.

               (l)             The indemnification, advancement of expenses and other provisions of this Section 10.1 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(m)           Except to the extent otherwise provided in Section 10.1(k), the right to be indemnified and to receive advancement of expenses in this Section 10.1 shall be a contract right. No amendment, modification or repeal of this Section 10.1 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 10.1 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.  Any indemnification or payment or reimbursement of expenses made pursuant to this Section 10.1 shall be subject to applicable laws.

(n)           If this Section 10.1 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnitee pursuant to this Section 10.1 to the fullest extent permitted by any applicable portion of this Section 10.1 that shall not have been invalidated and to the fullest extent permitted by applicable law.

(o)           In the event of payment under this Article X, the Company (or the holder of an Interest in the Company as may be applicable under Section 10.1(h)), shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee.  The Indemnitee shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company (or the Interest holder, as applicable) effectively to bring suit to enforce such rights.

Section 10.2.  Exculpation of Liability of Indemnitees.

(a)           Notwithstanding anything to the contrary set forth or implied in this Agreement, no Indemnitee shall be liable to the Company, the Members or any other Persons who have acquired interests in Company Securities for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee engaged in any Excluded Behavior or behavior with respect to which claims may not be waived under the Delaware Act or other applicable law.

(b)           Subject to their respective obligations and duties set out in this Agreement, the Manager and, following the Board Appointment, the Board of Directors may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and neither the Manager nor the Board of Directors shall be responsible for any misconduct or negligence on the part of any such agent appointed by the Manager or the Board of Directors, as applicable, in good faith.

(c)           Except as expressly set forth in this Agreement or required by applicable law,  none of the Manager, Directors, Officers, Protectors nor any other Indemnitee, will have any duties or liabilities, including fiduciary duties, to the Company or any Member.  The provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of the Directors, Officers, Protectors or any other Indemnitee, otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of the Manager, Directors, Officers, Protectors or such other Indemnitee.  No act or omission on the part of any Manager, Director, Officer, Protector or  other Indemnitee in relation to or on behalf of the Company in good faith reliance on the provisions of this Agreement, including this Section 10.2, will (A) constitute a breach of any duty (including any fiduciary or similar duty) on the part of such Manager, Director, Officer, Protector or other Indemnitee or (B) give rise to any liability to the Company, any Member or any other Person who acquires any Interests in the Company.

(d)           Any amendment, modification or repeal of this Article X or any provision hereof shall be prospective only and shall not in any way affect the rights to Indemnification of any Indemnitee under Section 10.1, limitations on the liability of any Indemnitee under this Section 10.2 or any matter addressed in Sections 10.3 or 10.4 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 10.3.  Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

(a)           Unless otherwise expressly provided in this Agreement, whenever a potential conflict of interest exists or arises between the Company, on the one hand, and any Member, Director, Protector or Officer, on the other, any resolution or course of action by the Manager or, following the Board Appointment, the Board of Directors in respect of such conflict of interest will be permitted and deemed approved by all Members, and will not constitute a breach of this Agreement, of any agreement contemplated herein, or of any duty existing at law, in equity or otherwise, including any fiduciary duty, if the resolution or course of action in respect of such conflict of interest is (i) on terms no less favorable to the Company than those generally being provided to or available from unrelated third parties or (ii) otherwise fair and reasonable to the Company, taking into account the totality of the relationships between the parties involved (including other transactions that may be, in whole or in part, particularly favorable or advantageous to the Company).  Any resolution or course of action taken with respect to any actual or potential conflict that is determined by the Manager or the Board of Directors to meet the criteria of (i) or (ii) in the previous sentence will be permitted and deemed approved by all the Members, and will not constitute a breach of this Agreement, of any agreement contemplated herein, or of any duty stated or implied by law or equity, including any fiduciary duty.  In connection with any such approval by the Manager or, following the Board Appointment, the Board of Directors, it shall be presumed that, in making its decision, the Manager or the Board of Directors acted in good faith, and in any proceeding brought by any Member or by or on behalf of a Member or the Company challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption.

(b)           Whenever an Indemnitee makes a determination or takes or declines to take any action, whether under this Agreement or otherwise, then, unless another express standard is provided for in this Agreement or by applicable law, the Indemnitee shall make such determination or take or decline to take such other action in good faith and in fair dealing and shall not be subject to any other or different standards (including fiduciary standards) imposed by this Agreement, the Delaware Act or any other law, rule or regulation or at equity.  A determination or other action or inaction will be presumed to be in “good faith” and “in fair dealing” for all purposes of this Agreement if the Person making such determination or taking or declining to take such other action believes that the determination or other action or inaction is in the best interests of the Company.

(c)           An Indemnitee shall be fully protected in relying in good faith upon the records of the Company and upon information, opinions, reports or statements presented by a Manager, Director, Member or Liquidator, an Officer or employee of the Company or committees of the Company, Members or Directors, or by any other Person as to matters that the Indemnitee reasonably believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company, or the value and amount of assets, contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Company or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to members or creditors might properly be paid.

(d)           PHK, a co-founder and original owner of NIKE from its inception as Blue Ribbon Sports in 1964, has previously served as NIKE’s President and its CEO and currently serves as its Chairman.  PHK has been the largest single shareholder of NIKE since NIKE became a publicly traded company in 1980 and has personally owned and controlled a substantial majority of the NIKE Class A Common Stock.  Since its inception as a public company in 1980, NIKE has had two classes of voting stock, with the shares of NIKE Class A Common Stock voting as a separate class generally having the ability to elect seventy-five percent (75%) of the Board of Directors of NIKE so long as the Class A Shares represent at least twelve and one-half percent (12.5%) of all outstanding voting shares of NIKE.  PHK believes that the voting structure of NIKE common stock has contributed to its long term sustained success and has served to preserve the continuity of management and strategic vision of NIKE.  PHK, as the sole initial Member of the Company, personally formed the Company pursuant to this Agreement and has agreed to contribute a substantial majority of outstanding shares of NIKE Class A Common Stock to the Company, which shares represent approximately fifteen percent (15%) of the outstanding shares of all classes of voting stock of NIKE.  As a result of PHK’s contribution of the NIKE Shares, the Company as of the date hereof owns a majority of the NIKE Class A Shares, which class of shares is entitled to elect seventy-five percent (75%) of the board of directors of NIKE.  PHK believes this will provide continuity of knowledge and expertise with respect to the management and vision of NIKE in connection with the succession of ownership of the NIKE Shares.  Accordingly, the Board of Directors will be entitled, but not obligated, to cause the Company to retain ownership and voting rights of the NIKE Shares and to preserve the current voting rights of NIKE Class A Common Stock in the interest of maintaining the long-term benefits of that structure to NIKE and the Company.  Notwithstanding anything to the contrary in this Agreement, the Manager and, following the Board Appointment, the Board of Directors will have no duty (including any fiduciary or similar duty) or obligation, express or implied, to any Person, to (i) sell or otherwise dispose of, directly or indirectly, the NIKE Shares for the purposes of creating liquidity or diversification or for any other reason, except in connection with the Pro Rata distribution of Excess NIKE Shares pursuant to Section 4.1(b), or (ii) to convert the NIKE Class A Shares held by the Company into shares of NIKE Class B Common Stock or to otherwise divest the Class A Shares of their special voting rights, except as expressly set out in Section 6.4 (“Sunset” provision regarding  NIKE Class A Common Stock Voting rights).  All present and future holders of any direct or indirect interest in Interests of the Company will be deemed to acknowledge that they have no specific expectation of liquidity or diversification with respect to any Company Securities or the NIKE Shares or to the conversion of Class A Shares to Class B Shares, except as may be determined by the Manager or Board of Directors, as applicable, in accordance with the terms of this Agreement or as may be expressly provided by this Agreement, including as provided above.  Notwithstanding the forgoing, nothing in this Agreement, including this Section 10.3(d), will be deemed to establish a presumption in favor or against any particular course of action with respect to the holding, conversion or disposition by the Company of the NIKE Shares, which matters will be entirely subject to the discretion of the Manager or the Board of Directors, as applicable, pursuant to the terms of this Agreement.  The Members, Directors, Officers and Protectors of the Company and any other Person acting on behalf of the Company, by accepting their position with the Company, acknowledge the foregoing terms of this Section 10.3(d).  If such Persons serve in other capacities with respect to NIKE, including as directors and officers of NIKE, it is agreed that (x) nothing shall prevent such Persons from fulfilling their duties (fiduciary or otherwise) and responsibilities to NIKE and its public shareholders and (y) any acts, failures to act, or decisions that they may take in their roles and capacities as directors or officers of NIKE shall not be a breach of any duty or obligation to the Members or to the Company.  In the event that any Directors or Officers of the Company who are also directors or officers of NIKE determine that they have a conflict of interest with respect to any matter involving NIKE and/or its public shareholders, on the one hand, and the Company and/or its Members, on the other hand, (1) their duty to NIKE and/or its public shareholders, in their roles and capacities as directors or officers of NIKE, shall supersede any duty to the Company and/or its Members, (2) any acts, failures to act, or decisions that they may take in their roles and capacities as directors or officers of NIKE shall not be a breach of any duty or obligation to the Members or to the Company, (3) they shall inform the Company in writing of any such conflict of interest promptly following their determination that the conflict exists and (4) they may, but shall not be required, to recuse themselves from any vote of the Company and any such recusal shall not be a breach of any duty to the Members or the Company.  The Members, Directors, Officers and Protectors acknowledge and agree that it is contemplated that the Directors of the Company may, on behalf of the Company or in their capacity as a director of NIKE, nominate themselves to serve on the board of directors of NIKE or any committee thereof, or as an officer of NIKE, and may vote for or cause the Company to vote for themselves as a director, committee member or officer of NIKE, and that any such action, even if such action may be deemed to represent a conflict of interests on the part of such Persons, shall not, standing alone, be a breach of any duty or obligation as a Director of the Company.

Section 10.4.  Outside Activities.

(a)           It will be deemed not to be a breach of any duty (including any fiduciary duty) existing hereunder, at law, in equity or otherwise or any other obligation of any type whatsoever of any Member, Manager, Director, Protector or Officer, or any Affiliate of any of the them, to engage in outside business interests and activities in preference to or to the exclusion of the Company or in direct competition with the Company; provided no use is made of confidential or proprietary information provided by or on behalf of the Company in such business or activity; provided that the Board of Directors is advised of such other relationship and does not object thereto; and provided, further, no use is made of confidential or proprietary information provided by or on behalf of the Company unless specifically authorized by the Company.  It also will be deemed not to be a breach of any duty (including any fiduciary duty) existing hereunder, at law, in equity or otherwise or any other obligation of any type whatsoever of any Manager, Director, Officer or other employee of the Company to be a director, manager, officer, employee or consultant of any Member or any Affiliate of any Member of the Company; provided that the Board of Directors is advised of such other relationship and does not object thereto; and provided, further, no use is made of confidential or proprietary information provided by or on behalf of the Company unless specifically authorized by the Company.

(b)           None of the Manager, Protectors, Directors, Members or Officers will have any obligation hereunder or as a result of any duty expressed or implied by law, in equity or otherwise, to present business opportunities to the Company that may become available or known to such Person or any of its Affiliates.  No Member or any other Person will have any rights by virtue of a Person’s status as a Member or as a Director, Protector or Officer under this Agreement, in any business ventures or opportunities of any other Member, Director, Protector or Officer.

(c)           Notwithstanding anything to the contrary in this Agreement, to the extent that any provisions of this Section 10.4 purport or are interpreted to have the effect of restricting,

eliminating or otherwise modifying the duties (including fiduciary duties) that might otherwise, as a result of Delaware or other applicable law, be owed by the Manager, Members, Directors, Protectors, Officers or any of their Affiliates to the Company and its Members, or to constitute a waiver or consent to modification by the Members of any such fiduciary duty, such provisions in this Section 10.4 will be deemed to have been approved by the Members, and the Members hereby agree that such provisions will replace or eliminate such duties.

ARTICLE XI
TRANSFERS

Section 11.1. Restrictions on Transfers. No Transfer of Units will be valid except as otherwise specifically permitted by this Article XI.  Subject to the commitment of the Company pursuant to Section 11.8(b) to take actions to facilitate certain transactions proposed by the holder(s) of Class Y Units, it is the intent of this Agreement that (i) the tax status of the Company be the same as for a partnership, (ii) this Company preserve its partnership tax status by complying with Section 1.7704-1, et seq., and any amendments thereto, and (iii) to the extent possible, this Agreement will be read and interpreted to prohibit the free transferability of Units.  The Company shall elect, pursuant to Section 754 of the Code and the Regulations thereunder, to adjust the basis of the Company Assets as provided by Sections 743 or 734 of the Code and the Regulations thereunder.

Section 11.2.  Permitted Transfers.

(a)           No Transfer of Units will be binding on the Company without the approval of the Company nor until such Transfer has been entered in the books and records of the Company.  In determining whether to approve any Transfer, the Company may also consider any legal, regulatory or other considerations that it reasonably considers relevant to the interests of the Company and its Members, including considerations relating to the tax and legal consequences of any proposed Transfer to a foreign Person.  The Company shall not approve, and the Company shall not recognize for any purpose, any purported Transfer of Units unless and until the provisions, conditions and restrictions set forth in this Article XI and of any Unit Transfer Policy adopted by the Company have been satisfied.  Any Transfer satisfying the provisions, conditions and restrictions set forth in Section 11.3 will be referred to in this Agreement as a “Permitted Transfer”.  Following a Permitted Transfer, and Subject to Section 11.8, a Transferee will be admitted as a substitute Member only upon compliance with Section 11.6.  Notwithstanding the foregoing, a Member may pledge or otherwise encumber all or any portion of its Units as security for the payment of debt, provided that any subsequent foreclosure (including the sale or other transfer pursuant or incidental to a foreclosure) or transfer to the secured party in lieu of foreclosure will be considered a Transfer for all purposes of this Agreement.

(b)           Following a Permitted Transfer, the Units held by the Transferee will remain subject to the Transfer restrictions set forth in this Article XI.

Section 11.3.  Conditions to Permitted Transfers.  Subject to the provisions of Sections 10.3(d), 11.1 and 11.8, a Transfer will not be treated as a Permitted Transfer under Section 11.3 hereof unless and until the following conditions are satisfied:

(i)            Except in the case of a Transfer involuntarily by operation of law, the Transferor and Transferee shall execute and deliver to the Company such documents and instruments of conveyance as may be necessary or appropriate in the opinion of the Company to effect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to the Company. In all cases, except as provided in Section 11.8(b), the Company shall be reimbursed by the Transferor or Transferee for all costs and expenses that it reasonably incurs in connection with such Transfer.

(ii)            The Transferor and Transferee shall furnish the Company with the Transferee’s taxpayer identification number, sufficient information to determine the Transferee’s initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.

(iii)            Except in the case of a Transfer of Units involuntarily by operation of law, unless such Units are registered under the Securities Act and any applicable state securities laws, the Transferor shall provide an opinion of counsel, which opinion and counsel are reasonably satisfactory to the Company, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.

(iv)            Except in the case of a Transfer of Units involuntarily by operation of law, or as provided under Section 11.8, the Transferor shall provide an opinion of counsel, which opinion and counsel are reasonably satisfactory to the Company, to the effect that (i) such Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940 and (ii) such Transfer will not cause the Company to be deemed to be a “publicly-traded limited partnership” under applicable provisions of the Code.

The Company has the authority to waive any condition required in this Section 11.3.

Section 11.4.  Prohibited Transfers.

(a)           Any purported Transfer of Units that is not a Permitted Transfer will be null and void and of no force or effect whatever; provided that, if the Company is required by the Delaware Act or other applicable law to recognize a Transfer that is not a Permitted Transfer (or if the Board, in its sole discretion, elects to recognize a Transfer that is not a Permitted Transfer), the Units Transferred will be strictly limited to the Transferor’s rights to allocations and distributions as provided under Section 11.5 of this Agreement with respect to the transferred Units, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations or liabilities that the Transferor or Transferee of such Units may have to the Company.

(b)           In the case of a Transfer or attempted Transfer of Units that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of such indemnified Members may incur (including incremental tax liabilities, attorneys’ fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

Section 11.5.  Rights of Unadmitted Assignees.  Unless admitted as a Substituted Member pursuant to Section 11.6 or Section 11.8 hereof, a Person who acquires Units will only be entitled to allocations and distributions with respect to such Units to the extent required under the Delaware Act or other applicable law and in accordance with this Agreement including, to the extent applicable, Section 11.7, and will not have any right to vote such Units and will not have any right to any information or accounting of the affairs of the Company, and will not be entitled to inspect the books or records of the Company, and will not have any of the rights of a Member under the Delaware Act or this Agreement. In addition, the Units held by such Person will continue to be subject to the restrictions on Transfer provided for in this Article XI.

Section 11.6.  Admission of Substituted Members.  Subject to Section 11.8, a Transferee of Units (whether as a result of a Permitted Transfer or otherwise) may be admitted as a substitute Member (“Substituted Member”) only upon satisfaction of each of the following conditions, unless any such condition is waived by the Company:

(i)           The Transferee acquired its Units by means of a Permitted Transfer;

(ii)          The Transferee meets all requirements of membership established in or pursuant to this Agreement and such admission is approved by the Company which approval may be given or withheld in the sole and absolute discretion of the Company;

(iii)         The Transferee of Units (other than, with respect to clause (x) below, a Transferee that was a Member prior to the Transfer) shall, by written instrument in form and substance acceptable to the Company (and, in the case of clause (y) below, the Transferor Member), (x) accept and adopt the terms and provisions of this Agreement in all respects, including this Article XI, and (y) assume any obligations of the Transferor Member under this Agreement with respect to the transferred Units.

(iv)         The Transferee or Transferor pays or reimburses the Company for all reasonable legal, filing, and other costs that the Company incurs in connection with the admission of the Transferee as a Member with respect to the Transferred Units; and

(v)            Except in the case of a Transfer involuntarily by operation of law, the Transferee (other than a Transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the Transferee and Transferor shall each execute and deliver such other instruments as the Company reasonably deems necessary or appropriate to effect, and as a condition to, such Transfer, including amendments to the Certificate or any other instrument filed with the State of Delaware or any other state or governmental authority.

Section 11.7.  Distributions and Allocations in Respect of Transferred Units.  If any Units are Transferred during any Fiscal Year such that the Transferee becomes entitled to allocations and distributions with respect to such Units in compliance with the provisions of this Article XI, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year will be divided and allocated between the Transferor and the Transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and adopted from time to time by the Manager.  All distributions on or before the date of such Transfer will be made to the Transferor, and all distributions thereafter will be made to the Transferee. Solely for purposes of making such distributions, the Company will recognize such Transfer as of a date determined by the Company under the circumstances, taking into account the information available to the Company and the compliance of the Transferor and Transferee with the terms of this Article XI; provided that, if the Company does not receive a notice stating the date such Units were transferred and such other information as the Company may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all distributions may be made to the Person who, according to the books and records of the Company, was the Member with respect to the Units on the last day of such Fiscal Year. Neither the Company nor any Unitholder will incur any liability for making allocations and distributions in accordance with the provisions of this Section 11.7, whether or not the Unitholders or the Company has knowledge of any Transfer of any Units. The Members acknowledge that the method and convention designated by the Board constitutes an agreement among the partners within the meaning of Regulations Section 1.706-1.

Section 11.8.  Certain Transfers of Y Units.

(a)           Subject to subsection (b) below, any Outstanding Class Y Units may be Transferred at any time subject to the following conditions:

(i)            the terms of the proposed Transfer must be approved in writing by the holder(s) of a majority of the Outstanding Class X Units; provided, that no approval will be required for a Transfer to a Person that is tax-exempt under section 501(c)(3) of the Code;

(ii)            at least 30 days’ prior written notice of the Proposed Transfer must be provided to the Company; and

(iii)            if requested by the Company, the Transferor shall have delivered to the Company an Opinion of Counsel addressing the matters set out in Section 11.3(iii) and (iv).

Upon satisfaction or waiver by the Company of the foregoing conditions, the Transfer shall be approved by the Company and the Transferee will be admitted as a Substituted Member.

(b)           Notwithstanding any provision herein to the contrary, holder(s) of at least two-thirds of the Class Y Units may from time to time propose to the Company a specific plan or plans for the sale or transfer of Class Y Units or interests therein, which may involve registrations of such Units, interests therein or the proposed transaction involving such Units or interests so as to permit a public offering thereof and which may result in the Company, or a newly created subsidiary, being deemed to be an “investment company” under the Investment Company Act of 1940 or being deemed to be a “publicly-traded partnership” under applicable provisions of the Code, or requiring conversion to a corporation or other similar or analogous consequences or action under other applicable statutes or regulations.  In the event of the presentation of any such plan or plans by the holder(s) of Class Y Units, the Company shall take reasonable actions and bear the associated costs required to assist, facilitate and implement any such plan or proposal, including the retention of advisers, investment bankers and legal counsel for the Company to permit the Company to evaluate in good faith any such plan and to implement same to the extent practicable to do so in compliance with applicable law, provided that the direct costs, including underwriters’ fees, associated with the sale of any securities under any such plan will be borne by the sellers of those securities.

Section 11.9.  Admission of Additional Members.

(a)           A new Member other than a Substituted Member (each a “New Member”) may be admitted to the Company in accordance with Sections 3.5 and 3.6.  Such New Member shall be admitted for fair value, as determined by the Company in its reasonable discretion, and in a manner consistent with the adjustment of Percentage Interests set forth in Section 5.2.  A New Member shall execute an appropriate supplement to this Agreement acceptable to the Company pursuant to which the New Member agrees to be bound by all the terms and provisions of this Agreement.

(b)           Upon the receipt and acceptance of the supplement described in Section 11.9(a), the Company shall cause the admission of the New Member to be reflected in the books and records of the Company.  The admission of a New Member shall not cause the dissolution of the Company.

ARTICLE XII
DISSOLUTION AND LIQUIDATION

Section 12.1.  Dissolution. The Company will not be dissolved by the admission of Substituted Members or New Members. The Company shall dissolve, and its affairs shall be wound up, upon:

(i)            an election to dissolve the Company approved pursuant to Section 6.5 and Approved by the Class X Member(s);

(ii)           the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act; or

(iii)          at such time as there are no Members, unless the Company is continued without dissolution in accordance with the Delaware Act.

Section 12.2.  Liquidator.  Upon dissolution of the Company, the Company shall select one or more Persons to act as Liquidator.  The Liquidator (if other than the Manager) will be entitled to receive such compensation for its services as may be approved by the Company.  The Liquidator (if other than the Manager) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by the Company. Upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by the Company.  The right to approve a successor or substitute Liquidator in the manner provided herein will be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided.  Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein will have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Manager under the terms of this Agreement necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

Section 12.3.  Liquidation.  The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 18-804 of the Delaware Act and the following:

(a)           The assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree.  If any property is distributed in kind, the Member receiving the property will be deemed for purposes of Section 12.3(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Members. Notwithstanding anything to the contrary contained in this Agreement, the Members understand and acknowledge that a Member may be compelled to accept a distribution of any asset in kind from the Company despite the fact that the percentage of the asset distributed to such Member exceeds the percentage of that asset which is equal to the percentage in which such Member shares in distributions from the Company. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company’s assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.

(b)           Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.2) and amounts owed to Members otherwise than in respect of their rights under Articles IV and V.  With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment.  When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c)           All property and all cash in excess of that required to discharge liabilities as provided in Section 12.3(b) shall be distributed to the Members in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.3(c)) for the taxable year of the Company during which the liquidation of the Company occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2) (ii)(g)), and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

Section 12.4.  Cancellation of Certificate of Formation. Upon the completion of the distribution of Company cash and property as provided in Section 12.3 in connection with the liquidation of the Company, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be cancelled, and such other actions as may be necessary to terminate the Company shall be taken.

Section 12.5.  Return of Contributions.  None of the Manager, Members, Directors or Officers will be personally liable for, or have any obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the capital contributions of the Members, or any portion thereof, it being expressly understood that any such return will be made solely from Company assets.  Members are not permitted to resign or withdraw from the Company prior to the dissolution and winding up of the Company, provided that the transfer of any Member’s Interest in accordance with the terms of this Agreement will not constitute a breach or violation of this provision.

Section 12.6.  Waiver of Partition. To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company property.

Section 12.7.  Capital Account Restoration. No Member will have any obligation to restore any negative balance in its Capital Account upon liquidation of the Company.

ARTICLE XIII
AMENDMENTS

Section 13.1.  Amendments Prior to Board Appointment. Subject to Section 13.5, prior to the Board Appointment, any amendment of this Agreement requires the consent of the Manager and the Approval of the Class X Member(s).

Section 13.2.  General Amendments Following the Board Appointment.  Except as provided in Section 13.3 and Section 13.4, and subject to Section 13.5, following the Board Appointment, the Board of Directors may amend any of the terms of this Agreement, but only in compliance with the terms, conditions and procedures set forth in this Section 13.2.  If the Board of Directors desires to amend any provision of this Agreement other than pursuant to Section 13.4, then it shall first adopt a resolution setting forth, and declaring the advisability of, the amendment proposed, which proposed amendment must receive the affirmative vote of at least two Independent Directors and at least one Class X Director.  The Board shall then either call a special meeting of the Class X Member(s) for the consideration of such amendment or direct that the amendment proposed be considered at the next annual meeting of the Class X Member(s).  Such special or annual meeting shall be called and held upon notice in accordance with Article VII of this Agreement.  The notice of such meeting must set forth the proposed amendment in full.  At the meeting, a vote of Members entitled to vote thereon will be taken for and against the proposed amendment.  Subject to Section 13.5(c), a proposed amendment will be effective upon the Approval of the Class X Member(s), unless a greater percentage or the vote of another class of Interests is required under this Agreement or by the Delaware Act.

Section 13.3. Super-Majority Amendments Following the Board Appointment. Notwithstanding Section 13.2, and subject to Section 13.5, following the Board Appointment (i) the approval of a majority of the Independent Directors, (ii) the approval of the Class X Directors, (iii) the approval of both Protectors, provided that if one Protector position is vacant, then the approval of one Protector will be required, (iv) the approval of Record Holder(s) of a majority of the Outstanding Class X Units and (v) the approval of Record Holder(s) of a majority of the Outstanding Class Y Units are required to alter, amend, adopt any provision inconsistent with or repeal any of the following provisions of this Agreement:  the definition of “Excess NIKE Shares,” Section 2.5 (Purpose; Powers), Section 2.6 (Term); Section 3.4 (Relative Rights of Class X Units and Class Y Units); Section 4.1 (Distributions); any provision of Article VI (Management of the Company), Section 7.6 (Quorum; Required Vote or Consent for Member Action; Removal of Class X Directors), any provision of Article VIII (Independent Directors), any provision of Article IX (Protectors), this Section 13.3 and Section 13.5.

Section 13.4.  Amendments to be Adopted Solely by the Board of Directors. Notwithstanding Section 13.2 and Section 13.3, the Board of Directors, without the approval of any Member or holder of any Company Securities, may amend this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(i)           a change in the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

(ii)            the admission, substitution, withdrawal or removal of Members in accordance with this Agreement;

(iii)            a change that the Board of Directors determines (A) does not adversely affect any of the Members (including any particular class of Interests as compared to other classes of Interests) in any material respect, and (B) to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act);

(iv)            a change in the fiscal year or taxable year of the Company and any other changes that the Board of Directors determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Company.

In addition, no provision in this Article XIII will be interpreted to restrict the authority of the Manager or, following the Board Appointment, the Board of Directors to amend this Agreement pursuant to Section 5.2(c) and Section 5.5(f).

Section 13.5.  Amendment Requirements.

(a)           Notwithstanding any provision of this Agreement to the contrary, no provision of this Agreement that establishes a percentage of Outstanding Interests required to take any action may be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the affirmative vote of holder(s) of Outstanding Interests whose aggregate Outstanding Interests constitute not less than the voting requirement sought to be reduced.

(b)           Notwithstanding any provision of this Agreement to the contrary, no amendment to this Agreement may (1) enlarge the obligations of any Member without its consent, unless approved pursuant to Section 13.5(c), or (2) except as set forth in Section 12.1(a), give any Person the right to dissolve the Company.

(c)           Notwithstanding Section 13.3, any amendment that would have a material adverse effect on the rights or preferences of any then Outstanding class of Interests in relation to other classes of Interests, including amending this Agreement to create a new class of Company Securities with relative rights, powers, preferences and duties that are senior or prior to, or pari passu with, the relative rights, powers, preferences or duties of any then Outstanding Interests, must be approved by the holder(s) of not less than 90% of the Outstanding Interests of the class or classes affected, with approval required by each as a separate class.

ARTICLE XIV
MISCELLANEOUS

Section 14.1.  Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants,

incurred in connection with the preparation and execution of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 14.2.  Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, the Company and each Member hereby agrees, at the request of the Company or any other Member, to execute and deliver such additional documents, instruments, conveyances and assurances and to take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

Section 14.3.  Confidentiality.

              (a)        The Company and each Member shall maintain the confidentiality of, and not use for purposes other than directly related to such Member’s interest in the Company, (i) Non-Public Information other than with respect to such Member, (ii) any information subject to a confidentiality agreement binding upon the Company and (iii) the identity of other Members and their Affiliates so long as such information has not become publicly known unless, after reasonable notice to the Company by any Member, otherwise compelled by court order or other legal process, in each case as provided by Section 14.3(b), or in response to other governmentally imposed reporting or disclosure obligations; provided, that each Member may disclose Non-Public Information to the Member’s employees, agents, professional advisors (including external legal, tax and accounting advisors), and Affiliates who reasonably have a need to know such information (such persons, collectively, “Representatives”), upon notification to the Representatives that such disclosure is made in confidence and must be kept in confidence.  “Non-Public Information” means information regarding the Company (including information regarding any investment, or other Company asset) or any Member or Affiliate of a Member received by any Member pursuant to this Agreement or any other agreement to which the Company is a party, including in its capacity as a Director, but does not include information that (i) was publicly known at the time such Member receives such information pursuant to this Agreement, (ii) subsequently becomes publicly known through no act or omission by such Member, or (iii) is communicated to such Member by a third party free of any obligation of confidence known to such Member.

(b)       Nothing contained in Section 14.3(a) will prevent any Member from disclosing Non-Public Information: (i) upon the order of any court or administrative agency; (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Member; (iii) to the extent compelled by legal process or required or requested pursuant to subpoena, interrogatories or other discovery requests or stock exchange requirements; (iv) to the extent necessary in connection with the exercise of any remedy hereunder; (v) to other Members; (vi) to such Member’s Representatives, as permitted under Section 14.3(a); or (vii) to any potential Transferee in connection with a proposed Transfer of Interests from such Member, as long as such Transferee, prior to its receipt of the Non-Public Information, agrees to be bound by the provisions of a written confidentiality agreement in form and substance acceptable to the Company in the Company’s sole and absolute discretion; provided, that in the case of clause (i), (ii) or (iii), such Member must notify the Company and other Member of the proposed disclosure as far in advance of such disclosure as practicable (but in no event make any such disclosure before notifying the Company and other Member) and use reasonable efforts to ensure that any

Non-Public Information so disclosed is accorded confidential treatment satisfactory to the Company, when and if available, and must cooperate, at the Member’s expense, with the Company in obtaining confidential treatment of the relevant Non-Public Information.

(c)           The obligations of each Member under this Section 14.3 will survive (i) the termination, dissolution, liquidation and winding up of the Company, (ii) the withdrawal of such Member from the Company, and (iii) such Member’s Transfer of its Interests.

Section 14.4.  Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder, including all notices required pursuant to Article IX relating to the removal and replacement of Independent Directors, Protectors and Successor Protectors, must be in writing and will, except as otherwise expressly set forth in this Agreement, be deemed to have been effectively given and received:  (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail, including delivery via e-mail of a document in PDF or other legible electronic format (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications must be sent to the address maintained for the relevant Person in the books and records of the Company, which the Company will provide to any Member, Manager, Officer, Director or Protector promptly following request.

Any Person may establish or change its address for notices hereunder by written notice to the Company at the following address (or at such other address as the Company may specify from time to time by written notice to all Members, Directors, Officers and Protectors):

If to the Company:	Swoosh, LLC
Attention: Secretary
One Bowerman Drive
Beaverton, Oregon 97005
Facsimile: (503) 532-4436
E-mail: lisa.mckillips@nike.com

The Company shall at all times maintain a record of all Directors, Protectors, Successor Protectors and Officers and the nature of the position in which they serve (i.e., title of office held, designation as an Independent Director, Class X Director, Primary Protector, Deputy Protector or Successor Protector), including contact information for all such persons, all of which information will be provided to any Director, Protector, Officer or Successor Protector upon request.  The Company shall provide notice to the Directors, Protectors and Successor Protectors of any election, appointment, removal or replacement of any Director, Protector or Successor Protector.

Section 14.5.  Headings.  The headings in this Agreement are inserted for convenience or reference only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement.

Section 14.6. Severability.  If any term or provision of this Agreement is held to be invalid, illegal or unenforceable under applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.  Except as provided in Section 10.1(l), upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 14.7. Entire Agreement.  This Agreement, together with the Certificate of Formation and Schedule A hereto, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.  Notwithstanding the previous sentence, any actions taken by PHK or any subsequent Manager in such Person’s capacity as Manager, whether pursuant to this Agreement or the Initial Agreement, are and shall remain valid and binding actions with respect to the subject matter thereof subject in all cases to the authority of subsequent Managers and, following the Board Appointment, the Board of Directors, to exercise full management authority with respect to the Company and its business and affairs under the terms of this Agreement.

Section 14.8.  Successors and Assigns.  Subject to the restrictions on Transfers set forth herein, this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

Section 14.9.  Waiver.  No waiver by any party or Person of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party or Person will operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver.  No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement will operate or be construed as a waiver thereof, nor will any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. For the avoidance of doubt, nothing contained in this Section 14.9 will diminish any of the explicit and implicit waivers described in this Agreement, including in Section 14.12 hereof.

Section 14.10.  Governing Law.  All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

Section 14.11.  Submission to Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort or otherwise, must be brought in the United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware), so long as one of such courts have subject-matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement will be deemed to have arisen from a transaction of business in the State of Delaware.  Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient form. Service of process, summons, notice or other document by registered mail to the address set forth in Section 14.4 will be effective service of process for any suit, action or other proceeding brought in any such court.

Section 14.12.  Waiver of Jury Trial. Each party hereto and any Person claiming any right hereunder hereby acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party or Person irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 14.13.  Equitable Remedies. Each party hereto and any Person claiming any right hereunder acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement would give rise to irreparable harm to the other parties, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto will, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

Section 14.14.  Attorneys’ Fees.  In the event that any party hereto or any Person claiming any right hereunder institutes any legal suit, action or proceeding, against another party or Person claiming any right hereunder in respect of a matter arising out of or relating to this Agreement, the prevailing party in the suit, action or proceeding will be entitled to receive, in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, action or proceeding, including reasonable attorneys’ fees and expenses and court costs.

Section 14.15.  Remedies Cumulative. The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

Section 14.16.  Determination of Disability.  Each Director and each Protector who is a natural person, by acting in such capacity under this Agreement, consents and agrees, upon written request of the Board of Directors (an “Examination Notice”) during such time as he or she is serving as a Director or Protector, to submit to examination by a physician approved by the Board of Directors and named in the Examination Notice for the purpose of determining whether the relevant Director or Protector is subject to a Disability.  If the Director or Protector receiving the Examination Notice (the “Request Recipient”) objects to the physician designated by the Board, the Request Recipient shall inform the Company in writing of his or her objection within 30 days of his or her receipt of the Examination Notice, and the Board and the Request Recipient shall proceed in good faith to attempt to agree on a physician to conduct the exam.  If, during the 30-day period following the Company’s receipt of the Request Recipient’s objection to the physician designated by the Board, the Board and the Request Recipient are unable to agree on a mutually acceptable physician to conduct the exam, the Board and the Request Recipient shall each, within the next following 30-day period, designate a physician, and the two physicians so designated shall confer and select a third physician who will conduct the exam.  If, for any reason other than the failure of the Board to designate a physician pursuant to the previous sentence, the Request Recipient has not been examined by a physician acceptable to the Board to determine whether he or she is subject to a Disability by the 180th day following the delivery of the Examination Notice, the Request Recipient will be deemed to be subject to a Disability for purposes of this Agreement without any further action on the part of any Person.

Section 14.17.  Counterparts. This Agreement, any amendment hereto and any notice or other document or agreement of any kind referenced herein, may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement.  A signed copy of this Agreement or any document referenced in the preceding sentence delivered by facsimile, e-mail or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original signed copy thereof.

[signature page follows]

The undersigned have executed and delivered this Amended and Restated Limited Liability Company Agreement of Swoosh, LLC to be effective as of the Effective Date.

MEMBERS

/s/ Philip H. Knight
PHILIP H. KNIGHT

SWOOSH HOLDINGS, LLC

By: /s/ Philip H. Knight
      Philip H. Knight, President

COMPANY

SWOOSH, LLC

By: /s/ Philip H. Knight
      Philip H. Knight, President

Schedule A

Number of NIKE Shares Contributed	Number of Units Issued	Member Receiving Units

12,850,000 NIKE Class A Shares	100,000 Class X Units	PHK

115,650,000 NIKE Class A Shares	900,000 Class Y Units	Swoosh Holdings, LLC

128,500,000 NIKE Class A Shares *	1,000,000 Units

*Approximately 15% of all outstanding shares of NIKE common stock